UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tyson Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 1, 2013

To Tyson Foods, Inc. Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (“Company”), will be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 1, 2013 at 10:00 a.m., Central time, for the following purposes:

1.	To elect nine directors named in the accompanying proxy statement to the Company’s Board of Directors;

2.	To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, a copy of which is attached to the accompanying proxy statement as Appendix A;

3.	To approve the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement as Appendix B;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2013; and

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 3, 2012, the record date for the Annual Meeting, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live at 10:00 a.m., Central time, Friday, February 1, 2013 at http://ir.tyson.com.

This year we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. As a result, we are sending the Notice of Internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of our proxy materials. This process substantially reduces the costs associated with printing and distributing our proxy materials. To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you requested a paper copy of the proxy materials, the proxy card you will receive describe how to use these convenient services.

By Order of the Board of Directors

R. Read Hudson

Secretary

Springdale, Arkansas

December 21, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 1, 2013: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 29, 2012 are also available at http://ir.tyson.com or http://www.proxyvote.com.

SOLICITATION AND REVOCATION OF PROXY

The Company cordially invites all shareholders to attend the Annual Meeting in person. Whether or not you personally plan to attend, if you wish to vote in accordance with the Board of Directors’ recommendations, please take a few minutes now to vote by Internet, telephone or mail by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares in “street name,” please follow the instructions in the voting instruction form provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED BY THE BOARD TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS ON THE OTHER PROPOSALS USING THE COMPANY’S PROXY MATERIALS.

If you sign and submit a proxy card, you have the right to change your vote by voting again on a later date by Internet, telephone or mail, by signing and returning a proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

i

ii

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

February 1, 2013

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving these proxy materials?

The Company has made these materials available to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Tyson Foods, Inc., a Delaware corporation (“Company”), for use at the Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 1, 2013 at 10:00 a.m., Central time. You are invited to attend the Annual Meeting and are requested to vote on the matters described in this Proxy Statement.

What is included in the proxy materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012.

If you request printed versions of these materials be sent to you by mail, these materials will also include a proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of the proxy materials instead of a full set of the proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request a printed set of our proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce our costs and the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials, including the Notice of Internet Availability of Proxy Materials, to you electronically by email. The Company’s proxy materials are also available on the website at http://ir.tyson.com.

If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting?

The following matters will be presented for shareholder consideration and voting at the Annual Meeting:

•	To elect the nine directors named in this Proxy Statement to the Board;

•	To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan;

•	To approve the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan;

•	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2013; and

•	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the election of each of the director nominees named in this Proxy Statement to the Board;

•	FOR approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan;

•	FOR approval of the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan; and

•	FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive the proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from the organization holding your shares.

If I am a shareholder of record of the Company’s shares, how do I vote using the Company’s proxy materials?

There are four ways to vote using the proxy materials:

•

Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials be sent to you by mail, by following the instructions provided with the proxy card.

•

By telephone. You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•	In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. If you desire to vote in person at the Annual Meeting, please request a ballot when you arrive.

If I am a beneficial owner of shares held in street name, how do I vote using the Company’s proxy materials?

There are four ways to vote using the Company’s proxy materials:

•

Via the Internet. You may vote by proxy via the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials be sent to you by mail, by following the instructions provided in the voting instruction form.

•

By telephone. You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares.

•

By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the voting instruction form you received from the organization that holds your shares and sending it back in the envelope provided.

•

In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must first obtain a legal proxy from the organization that holds your shares. If you obtain such a proxy and desire to vote in person at the Annual Meeting, please request a ballot when you arrive.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary at 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999 a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published within four business days following conclusion of the Annual Meeting.

How can I attend the Annual Meeting?

Only persons owning shares at the close of business on December 3, 2012, the record date for the Annual Meeting, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live at http://ir.tyson.com.

OUTSTANDING STOCK AND VOTING RIGHTS

Generally. As of December 3, 2012, the outstanding shares of the Company’s capital stock consisted of 288,462,438 shares of Class A Common Stock, $0.10 par value (“Class A Common Stock”), and 70,015,755 shares of Class B Common Stock, $0.10 par value (“Class B Common Stock”). The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on December 3, 2012, the record date for the Annual Meeting, will vote together as a single class on all matters hereby submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote on all such matters and each share of Class B Common Stock will entitle the holder to ten votes on all such matters.

Quorum. A majority of votes represented by the holders of the Company’s outstanding Class A Common Stock and Class B Common Stock, treated as a single class, must be present in person or represented by proxy to hold the Annual Meeting.

Approval Standard. A majority of the votes cast at the Annual Meeting is required to elect any director and to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2013. Pursuant to the rules of the New York Stock Exchange (“NYSE”), a majority of votes cast (provided that the total vote cast on each proposal represents over 50% in interest of all securities entitled to vote thereon) is required to approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan (“Stock Incentive Plan”) and to approve the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan”).

The form of proxy provides a method for shareholders to vote for, against or to abstain from voting with respect to (i) each director nominee, (ii) the approval of the amendment and restatement of the Stock Incentive Plan, (iii) the approval of the amendment and restatement of the Employee Stock Purchase Plan, and (iv) the ratification of the selection of PwC as the Company’s independent registered public accounting firm.

Broker Non-Votes and Abstentions. Under the rules of the NYSE, brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, broker non-votes are not considered “votes cast”. The election of directors, the approval of the amendment and restatement of the Stock Incentive Plan and the approval of the amendment and restatement of the Employee Stock Purchase Plan are considered “non-routine” matters under applicable NYSE rules and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. However, broker non-votes will have no impact on the outcome of these matters because, as stated above, they are not considered “votes cast” for voting purposes. On the other hand, the ratification of the selection of PwC as the Company’s independent registered public accounting firm is considered a “routine” matter under the current rules of the NYSE, therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.

Abstentions are counted for quorum purposes and, in accordance with NYSE rules, will have the effect of a vote against the proposals to approve the amendment and restatement of the Stock Incentive Plan and the amendment and restatement of the Employee Stock Purchase Plan. Abstentions, on the other hand, are not counted as “votes cast” with respect to the election of directors or the ratification of the selection of PwC as the Company’s independent registered public accounting firm and will have no effect on the outcome of these matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information as of December 3, 2012 regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent of Class
Class B Common Stock	Tyson Limited Partnership 2200 Don Tyson Parkway Springdale, AR 72762-6999	70,000,000	(1)	99.98%
Class A Common Stock	Alliance Bernstein LP 1345 Avenue of the Americas New York, NY 10105	17,365,637	(2)	6.02%
Class A Common Stock	The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	16,805,012	(3)	5.83%
Class A Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	16,771,588	(4)	5.81%

(1)	70,000,000 shares of Class B Common Stock and 3,000,000 shares of Class A Common Stock are owned of record by the Tyson Limited Partnership, a Delaware limited partnership (“TLP”). The Tyson 2009 Family Trust is a limited partner and has a 53.4881% interest in the TLP, and the Randal W. Tyson Testamentary Trust is a limited partner and has a 45.2549% interest in the TLP. The descendants of Don Tyson, including Mr. John Tyson, Chairman of the Board of the Company, are the sole beneficiaries of the Tyson 2009 Family Trust. Ms. Barbara A. Tyson, the widow of Randal W. Tyson and a director of the Company, is the sole income beneficiary of and has limited dispositive power with respect to the Randal W. Tyson Testamentary Trust. Mr. John Tyson is one of the contingent beneficiaries of the Randal W. Tyson Testamentary Trust. The general partners of the TLP, who in the aggregate have a 1.257% interest in the TLP, are Mr. John Tyson, Ms. Tyson, Mr. Harry C. Erwin, III and the Tyson Partnership Interest Trust (“TPIT”), whose trustees are Mr. Erwin, Mr. Thomas B. Schueck and Mr. Leland E. Tollett. A managing general partner of the TLP has the exclusive right, subject to certain restrictions, to do all things on behalf of the TLP necessary to manage, conduct, control and operate the TLP’s business, including the right to vote all shares or other securities held by the TLP, as well as the right to mortgage, pledge or grant security interests in any assets of the TLP. However, the TLP has no managing general partner at this time. Until a new managing general partner is selected, the management rights of the managing general partner may be exercised by a majority of the percentage interests of the general partners, which no single general partner currently possesses. The percentage of general partnership interests of the TLP are as follows: TPIT (44.44%); Mr. John Tyson (33.33%); Ms. Tyson (11.115%); and Mr. Erwin (11.115%). The TPIT terminates on December 31, 2016. Upon termination, the general partnership interests held by the TPIT will transfer to the Donald J. Tyson Revocable Trust of which Mr. John Tyson, Mr. Schueck and Mr. Erwin are the trustees. The TLP terminates December 31, 2040. Additionally, the TLP may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the TLP will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the TLP will not be in the best interest of the partners, (ii) an election to dissolve the TLP by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, or (iii) the sale of all or substantially all of the TLP’s assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause the dissolution of the TLP. Upon dissolution of the TLP, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the TLP assets.

(2)	The information provided is based solely on information obtained from a Schedule 13F filed with the SEC on or about November 14, 2012. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13F.
(3)	The information provided is based solely on information obtained from a Schedule 13F filed with the SEC on or about November 14, 2012. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13F.
(4)	The information provided is based solely on information obtained from Schedule 13Fs filed by Blackrock, Inc. and certain of its affiliates with the SEC on or about November 13, 2012. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13Fs.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of Class A Common Stock, as of December 3, 2012, by the Company’s directors, each of whom is a Company Nominee, named executive officers and by all directors and executive officers as a group (who, individually or collectively, do not directly own any shares of Class B Common Stock):

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(#)(1)	Percent of Class
John Tyson(2)(3)	4,039,473	1.40%
Kathleen M. Bader(4)	4,000	*
Gaurdie E. Banister Jr.(4)	8,450	*
Jim Kever(4)	11,421	*
Kevin M. McNamara(4)	10,689	*
Brad T. Sauer(4)	0	*
Robert Thurber(4)	15,000	*
Barbara A. Tyson(2)(4)	170,395	*
Albert C. Zapanta(4)	0	*
Donnie King	329,214	*
Dennis Leatherby	229,480	*
James V. Lochner	976,989	*
Donnie Smith	985,564	*
Noel White	406,776	*
All Directors and Executive Officers as a Group (17 persons)	7,686,582	2.66%

*	Indicates percentage of less than 1%.
(1)	The amounts in this column include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the table include shares owned directly, shares held in such person’s account under the Company’s Employee Stock Purchase Plan, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. The amounts in this column also include shares subject to options exercisable on or within 60 days of December 3, 2012, held by the directors and executive officers as a group in the amount of 5,163,778, and held by the named individuals in the following amounts: Mr. Tyson (2,500,000); Mr. Kever (6,000); Mr. King (259,681); Mr. Leatherby (150,001); Mr. Lochner (803,335); Mr. Smith (816,679); Mr. White (318,081); and the other executive officers (310,001). The amounts in this column do not include performance stock awards. The 2012 performance stock awards are described under the table titled “Grants of Plan Based Awards During Fiscal Year 2012” in this Proxy Statement.
(2)	The amounts in these rows do not include any shares of Class A Common Stock or Class B Common Stock owned by the TLP, of which Mr. Tyson and Ms. Tyson are general partners. The TLP owns 99.98% of the outstanding Class B Common Stock and 1.04%% of the outstanding Class A Common Stock, which results in the TLP controlling 71.11% of the aggregate vote of Class A Common Stock and Class B Common Stock. When combined with the total ownership of directors and executive officers as a group, the aggregate voting percentage increases to 71.89%. The TLP and its ownership of such stock are further described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(3)	This amount includes 449,351 shares of Class A Common Stock pledged as security for a loan.
(4)	The amounts in these rows do not include grants of deferred stock awards of Class A Common Stock made on the date(s) of election to the Board by shareholders (see the section titled “Director Compensation for Fiscal Year 2012” in this Proxy Statement) to each of Ms. Bader (6,493); Mr. Banister (6,493); Mr. Kever (46,648); Mr. McNamara (30,863); Mr. Sauer (25,014); Mr. Thurber (16,465); Ms. Tyson (6,493) and Mr. Zapanta (46,648).

ELECTION OF DIRECTORS

The number of directors that will serve on the Board for the ensuing year is currently set at nine but may be changed from time to time in the manner provided in the Company’s by-laws. Directors are elected for a term of one year or until their successors are duly elected and qualified. Our by-laws provide that no person shall be nominated to serve as a director after he or she has passed his or her 70th birthday (the “Retirement Age By-law”), unless the Board has voted, on an annual basis, to waive or continue to waive the Retirement Age By-law for a nominee.

Set forth below is biographical information for each director nominee chosen by the Board to stand for election at the Annual Meeting. The slate consists of seven independent directors and two non-independent directors. Each of the director nominees is currently serving as a director of the Company and was elected at the 2012 Annual Meeting of Shareholders (“2012 Annual Meeting”). The Board recommends that each director nominee be elected at the Annual Meeting.

John Tyson

John Tyson, 59, is Chairman of the Board. Mr. Tyson has been a member of the Board since 1984, has served as Chairman since 1998, and served as Chief Executive Officer from 2001 until 2006. Mr. Tyson was first elected an executive officer in 1989. Mr. Tyson has devoted his professional career to the Company and brings extensive understanding of the Company, its operations and the protein and food processing industries to the Board. Through his leadership experience gained as a recent Chief Executive Officer of the Company, Mr. Tyson provides the Board with critical insight into the Company’s business. In addition, Mr. Tyson, through his association with the TLP, has a substantial personal interest in the Company. The Board believes that Mr. Tyson’s leadership experience and knowledge of the Company acquired through his years of service to the Company and his personal stake in its success qualify him to serve on the Board.

Kathleen M. Bader

Kathleen M. Bader, 62, was President and Chief Executive Officer of NatureWorks LLC, which manufactures fibers and packaging materials from renewable sources, having served in that capacity from 2004 to 2006, at which time she retired. Ms. Bader also spent more than 30 years with Dow Chemical, holding various management positions in the company’s global and North American operations, including global business president of a $4.2 billion plastics portfolio. She has served on the board of directors of Textron Inc. since 2004 and was previously a director for Halliburton Company. She also served on the President’s Homeland Security Advisory Council and recently completed an eight year term on the board for Habitat for Humanity International. Ms. Bader has been a member of the Board since August 3, 2011. The Board believes Ms. Bader’s extensive leadership experience, including her exposure to commodities and international business, qualifies her to serve on the Board.

Gaurdie E. Banister Jr.

Gaurdie E. Banister Jr., 55, is currently the President and Chief Executive Officer of Aera Energy LLC, a $5 billion oil and gas producer that is jointly owned by Shell and ExxonMobil, a position he has held since 2007. Prior to joining Aera Energy in 2007, Mr. Banister held a number of management positions with Shell where he had responsibility for, among other things, strategic planning and mergers and acquisitions. Mr. Banister has been a member of the Board since November 17, 2011. The Board believes his more than 30 years in the oil and gas industry, which included significant involvement in international business, along with his leadership experience as CEO of one of California’s largest oil and gas producers, qualify him to serve on the Board.

Jim Kever

Jim Kever, 60, is the founding partner of Voyent Partners, LLC, an investment partnership founded in 2001. Mr. Kever is also a director of 3D Systems Corporation and Luminex Corporation and has served as a director of ACI Worldwide, Inc. and Emdeon Corporation. Mr. Kever has been a member of the Board since 1999. Mr. Kever has extensive knowledge of capital markets and corporate finance and qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. His experience as the director of various companies across a diverse range of industries provides him a unique perspective of, and the ability to understand and address, the challenges and issues facing the Company. The Board believes that his professional experience, financial expertise and service on the boards of other public companies qualify him to serve on the Board.

Kevin M. McNamara

Kevin M. McNamara, 56, is Chairman of Agilum Healthcare Intelligence, a healthcare business intelligence company, and has served in that capacity since November 2011. He is the retired Vice Chairman of Leon Medical Centers, a healthcare provider for medicare patients in Miami-Dade County, Florida, having served in that capacity from April 2010 to June 2011. He previously served as Executive Vice President, Chief Financial Officer and Treasurer of HealthSpring, Inc., a managed care company, from 2005 to 2009. Mr. McNamara is a director of Luminex Corporation, and has served as a director of COMSYS IT Partners, Inc. (f/k/a Personnel Group of America, Inc.) and Emdeon Corporation. Mr. McNamara has been a member of the Board since 2007. Mr. McNamara’s financial expertise and professional experience are critical to the Board, the Audit Committee and the Compensation Committee. His experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Mr. McNamara’s financial expertise and management experience as both a principal financial officer and director of other public companies qualify him to serve on the Board.

Brad T. Sauer

Brad T. Sauer, 53, is Executive Vice President, 3M Industrial Business Group, of 3M Company, since October 2012. He previously served as Executive Vice President, HealthCare Business for 3M Company and served in that capacity from October 2004 to October 2012. Mr. Sauer has been a member of the Board since 2008. Mr. Sauer’s career and management expertise spans many disciplines, including sales and marketing, technology and product innovation, and manufacturing quality and processes, which allows him to bring an extensive, multi-disciplined perspective to the Board. In addition, Mr. Sauer’s experience as an executive officer of a Fortune 500 company helps him understand the Company’s challenges in a global marketplace. The Board believes that Mr. Sauer’s diverse management experience qualifies him to serve on the Board.

Robert Thurber

Robert Thurber, 65, currently retired, served as Vice President of purchasing for Sysco Corporation from 1987 to 2007. Mr. Thurber is also a director of Capstone Bancshares, Inc. Mr. Thurber has been a member of the Board since 2009. Mr. Thurber’s experience at a leading marketer and distributor of food products to the foodservice industry is particularly relevant given the Company’s position as a leading supplier of high quality protein to the foodservice industry. The Board benefits greatly from Mr. Thurber’s extensive understanding of the foodservice industry, which provides him the insight necessary to address the challenges, opportunities and operations of the Company’s complex business operations. The Board believes these attributes qualify him to serve on the Board.

Barbara A. Tyson

Barbara A. Tyson, 63, served as Vice President of the Company until 2002, when she retired and became a consultant to the Company. She ceased serving as a consultant on November 30, 2011. Ms. Tyson has been a member of the Board since 1988. Through her years of experience as both an officer and director of the Company, Ms. Tyson developed an understanding of the Company and its operations, which allows her to assist the Board in its development of the Company’s long-term strategy. Ms. Tyson, as the sole income beneficiary of the Randal W. Tyson Testamentary Trust, also has a substantial personal interest in the Company. The Board believes that Ms. Tyson’s management experience, understanding of the Company and personal interest in the Company’s success qualify her to serve on the Board.

Albert C. Zapanta

Albert C. Zapanta, 71, is President and Chief Executive Officer of the United States—Mexico Chamber of Commerce and has served in that capacity since 1993. Mr. Zapanta has been a member of the Board since 2004. After a distinguished military career, Mr. Zapanta entered the private sector, where he served as a senior corporate officer for 18 years. He also has an extensive public service career, which includes various presidential appointments. The Board believes that Mr. Zapanata’s broad management and leadership experiences, in both the private and public sectors, allow him to understand the Company’s challenges in a global marketplace and qualify him to serve on the Board. In consideration of these qualities and Mr. Zapanta’s tenure on the Board, the Board waived the Retirement Age By-law and nominated him to serve on the Board for the coming year.

Family and Other Relationships. Ms. Tyson is the aunt of Mr. Tyson. There are no other family relationships among the director nominees. By reason of its beneficial ownership of the Company’s common stock, the TLP is deemed to be a controlling person of the Company. Other than the TLP, none of the companies or organizations listed in the director nominees’ biographies above is a parent, subsidiary or affiliate of the Company.

Director Independence. After reviewing all relevant relationships of the directors, the Board has determined that each of Ms. Bader, Mr. Banister, Mr. Kever, Mr. McNamara, Mr. Sauer, Mr. Thurber and Mr. Zapanta qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered all relevant transactions, relationships or arrangements disclosed in this Proxy Statement under the section titled “Certain Transactions” and the following:

•

Each of Mr. Tyson, Mr. Kever and Mr. McNamara has an investment in a privately held company for which Mr. Kever is a director. Neither Mr. Tyson nor Mr. McNamara has any business relationship with, and neither Mr. Tyson nor Mr. McNamara serve as a director or officer of, this company. Based on the foregoing facts, the Board has determined that this relationship does not affect Mr. Kever’s independence.

•

Mr. Sauer is Executive Vice President, 3M Industrial Business Group, one of five business groups of 3M Company. During fiscal years 2012, 2011 and 2010, the Company paid 3M Company $1,357,772, $1,327,648 and $1,596,291 for direct purchases of lab-related supplies and materials, which in each year was less than two percent (2%) of 3M Company’s gross revenues. Under the NYSE rules, a director may be considered independent if payments made to an entity with which the director is affiliated are less than the greater of $1,000,000 or two percent (2%) of the affiliated entity’s gross revenues in any of the last three fiscal years. Mr. Sauer did not personally benefit from any of the purchases. Based on the foregoing facts, the Board has determined that Mr. Sauer did not have a direct or indirect material interest in the transactions and this relationship does not affect Mr. Sauer’s independence.

Information Regarding the Board and its Committees

Board Meetings. The Board held four meetings and took action by written consent in lieu of a meeting one time during fiscal year 2012. All directors attended all of the Board and committee meetings they were eligible to attend during fiscal year 2012. The Company expects all directors to attend each annual meeting of shareholders. All directors attended the 2012 Annual Meeting.

Executive Session; Lead Independent Director. Independent directors meet in executive session without management present each time the Board holds its regularly scheduled quarterly meetings, and Mr. Kever, who has been designated by the Board as the Lead Independent Director, presides over these sessions. Executive sessions occurred four times during fiscal year 2012.

Leadership Structure. The Board’s current leadership structure consists of a Chairman of the Board and a Lead Independent Director. Pursuant to the Company’s Corporate Governance Principles, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Chairman of the Board as it deems appropriate from time to time. Since 2006, these positions have been held by separate individuals. The Lead Independent Director is annually selected by the Board from among the independent directors. The Lead Independent Director is a member of the Executive Committee of the Board. The Board reviews the continued appropriateness and effectiveness of this leadership structure at least annually. At the present time, the Board believes that separation of the positions of Chief Executive Officer and Chairman of the Board, combined with the role of the Lead Independent Director, improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, and ensures a significant role for non-management directors in the oversight and leadership of the Company. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. Accordingly, it believes the current board leadership structure strikes an appropriate balance between independent directors and directors affiliated with the TLP, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.

Risk Oversight. Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board’s committees assist in discharging its risk oversight role by performing the subject matter responsibilities outlined below in the descriptions of each committee. The Board retains full oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends and capital structure and allocation. On a periodic basis, management conducts an enterprise risk assessment as well as an evaluation and alignment of its risk mitigation activities. Management reviews the results of this periodic assessment with the appropriate committees of the Board.

The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure. In establishing the Board’s current leadership structure, risk oversight was one factor among many considered by the Board, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight function. As stated above, the Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make any change it deems appropriate.

Audit Committee. The Board has an Audit Committee (“Audit Committee”) whose primary function is to assist the Board in fulfilling its responsibilities through regular review and oversight of the Company’s financial reporting, audit and accounting processes. See the section titled “Report of the Audit Committee” in this Proxy Statement. During fiscal year 2012, the Audit Committee consisted of independent directors Mr. Kever, who serves as Chairman of the Audit Committee, Ms. Bader, Mr. McNamara and Mr. Sauer. Each of these individuals qualifies as an “independent” director under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and the NYSE listing standards relating to audit committees. The Board has determined each member of the Audit Committee is knowledgeable and qualified to review financial statements. In addition, the Board has determined that Messrs. Kever and McNamara each qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee held five meetings and took action by written consent in lieu of a meeting one time in fiscal year 2012.

Compensation Committee. The Board has a Compensation Committee (“Compensation Committee”) whose primary functions are to (i) establish the Company’s compensation policies and (ii) oversee the administration of the Company’s employee benefit plans. The Company qualifies as a controlled company due to the ownership by the TLP of shares allowing it to cast more than 50% of votes eligible to be cast for the election of directors. Therefore, the Company has elected not to implement NYSE corporate governance rules that provide that the Compensation Committee has the power to determine the compensation of the Chief Executive Officer. However, the Compensation Committee has approved the employment contracts and total compensation for our Chief Executive Officer since 2003. For more information regarding the duties of the Compensation Committee, see the subsection titled “How We Determine Compensation—Role of the Compensation Committee” in this Proxy Statement under the section titled “Compensation Discussion and Analysis.” During fiscal year 2012, the Compensation Committee consisted of independent directors Mr. McNamara, who served as Chairman, Mr. Sauer and Mr. Thurber. The Compensation Committee held five meetings and took action by written consent in lieu of a meeting one time in fiscal year 2012.

Governance Committee. The Board has a Governance Committee (“Governance Committee”) whose primary functions are to (i) review and recommend to the Board Corporate Governance Principles applicable to the Company; (ii) review and recommend to the Board a Code of Conduct applicable to the Company; and (iii) oversee and review related party and other special transactions between the Company and its directors, executive officers or their affiliates. During fiscal year 2012, the Governance Committee consisted of independent directors Mr. Thurber, who served as Chairman of the Governance Committee, Mr. Banister, Mr. Kever and Mr. Zapanta. The Governance Committee held four meetings during fiscal year 2012.

Nominating Committee. The Board has a Nominating Committee (“Nominating Committee”) whose primary function is to identify, evaluate, and recommend individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders. While the Company has not established minimum qualifications for director nominations, the Company has established, and the Nominating Committee charter contains, criteria by which the Nominating Committee is to evaluate candidates for recommendation to the Board. In evaluating candidates, the Nominating Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the listing standards of the NYSE. The Nominating Committee may also take into consideration the factors and criteria set forth in the Company’s Corporate Governance Principles and such other factors or criteria that the Nominating Committee deems appropriate in evaluating a candidate, including but not limited to the applicable requirements for members of committees of the Board. While the Nominating Committee does not have a formal policy on diversity with regard to its consideration of nominees, it considers diversity in its selection process and seeks to nominate candidates that have a diverse range of views, backgrounds, leadership and business experience.

The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board. In addition, the Nominating Committee may (but is not required to) consider shareholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, shareholders should submit the recommendation to the Chairman of the Nominating Committee in the manner described in the section of this Proxy Statement titled “Shareholder Communications.” Shareholders who wish to nominate a candidate to the Board must submit the name of the proposed candidate to the then current Board on or before September 30 of any year in accordance with the Company’s by-laws. During fiscal year 2012 the Nominating Committee consisted of Mr. Zapanta, who served as Chairman of the Nominating Committee, Mr. Kever and Mr. Thurber. The Nominating Committee held one meeting and took action by written consent in lieu of a meeting one time during fiscal year 2012.

Executive Committee. The Board has an Executive Committee (“Executive Committee”) whose primary function is to act on behalf of the Board during intervals between regularly scheduled meetings of the Board. The Executive Committee may exercise all powers of the Board, except as otherwise provided by law and the Company’s by-laws; however, its actions are typically ministerial, such as approving (i) the sale or purchase of property, (ii) the opening and closing of bank accounts, and (iii) amendments to benefit plans for which Compensation Committee approval is not required. All actions taken by the Executive Committee between meetings of the Board are reviewed for ratification by the Board at the following Board meeting. The members of the Executive Committee are Mr. Tyson, Mr. Kever and Ms. Tyson. The Executive Committee took action by written consent in lieu of a meeting four times during fiscal year 2012.

Corporate Governance Principles; Committee Charters; Code of Conduct. The Board has adopted Corporate Governance Principles, and each of the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee has adopted a written charter. The Board has also adopted a Code of Conduct applicable to all directors, officers and employees. Copies of these corporate governance documents are available on the Company’s Investor Relations website at http://ir.tyson.com and in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

Compensation Committee Interlocks and Insider Participation

At the end of fiscal year 2012, the Compensation Committee consisted of Mr. McNamara (Chairman), Mr. Sauer and Mr. Thurber. All members of the Compensation Committee during fiscal year 2012 were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Compensation Committee serving during fiscal year 2012 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SLATE OF DIRECTORS NOMINATED BY THE BOARD.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH COMPANY NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of a nominee for director requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board contemplates that all of the director nominees will be able to stand for election, but should any director nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board (unless the Board chooses to reduce the number of directors on the Board). If the Board identifies or nominates substitute nominees before the meeting, we will file an amended proxy statement that (1) identifies the substitute nominees, (2) discloses whether such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Items 5(b) and 7 of Schedule 14A with respect to such nominees.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN

Shareholders are being asked to approve the amendment and restatement of the Stock Incentive Plan. The purpose of amending and restating the Stock Incentive Plan is to incorporate all prior amendments to the Stock Incentive Plan since it was last amended and restated effective November 19, 2004, as well as to increase the number of shares of Class A Common Stock available for issuance under the Stock Incentive Plan by 29,340,000 to 90,000,000. The Stock Incentive Plan, as amended and restated, has been approved by the Compensation Committee and the Board.

The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Appendix A.

Purpose

The purpose of the Stock Incentive Plan is to attract and retain highly qualified persons to serve as directors, officers and employees, thereby more closely aligning their interest with that of the Company’s shareholders. The Stock Incentive Plan also provides for grants of stock-based awards to consultants and other service providers; however, no such grants are currently outstanding.

The Board believes that the successful continuation of the Company’s business strategy depends upon attracting and retaining able executives, managers and other key employees. The Board believes that additional shares must be reserved for issuance under the Stock Incentive Plan to facilitate the Company’s attraction and retention of capable personnel. Consequently, the Board has approved an amendment to the Stock Incentive Plan, subject to shareholder approval of this proposal, to increase by 29,340,000, the number of shares of Class A Common Stock available for issuance under the Stock Incentive Plan. That number is subject to future adjustment as provided in the Stock Incentive Plan for certain changes in the Company’s capital structure.

General Description of the Stock Incentive Plan

The Stock Incentive Plan was originally approved by the shareholders of the Company on January 12, 2001, was amended and restated on November 19, 2004, and was amended on February 2, 2007, August 13, 2007 and November 20, 2009. The Stock Incentive Plan has an indefinite term.

The Stock Incentive Plan permits awards of a variety of equity-based incentives, including stock awards, options to purchase shares of Class A Common Stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares to purchase or acquire shares of Class A Common Stock (collectively, “Stock Incentives”).

Prior to the amendment to the Stock Incentive Plan represented by this proposal, the number of shares of Class A Common Stock reserved for issuance under the Stock Incentive Plan was 60,660,000, of which approximately 5,945,000 were available as of December 3, 2012 for future grants thereunder. As of December 3, 2012, the market value for Class A Common Stock was $19.22 per share. If amendment and restatement of the Stock Incentive Plan is approved by shareholders, the number of shares of Class A Common Stock available for future grants would increase by 29,340,000.

The number of shares of Class A Common Stock as to which any Stock Incentive is granted and the persons to whom any Stock Incentive are granted is determined by the Compensation Committee, subject to the provisions of the Stock Incentive Plan. To the extent not inconsistent with the terms of the Stock Incentive Plan, the Compensation Committee may establish the terms of any Stock Incentive, including exercise or settlement price and terms of forfeiture. Stock Incentives generally are not transferable or assignable during a holder’s lifetime, subject to such terms as may be established by the Compensation Committee.

No eligible employee may be granted during any single calendar year rights to shares of Class A Common Stock under performance-based Stock Incentives which, in the aggregate, exceed 1,000,000 shares of Class A Common Stock, subject to future adjustment as provided in the Stock Incentive Plan for certain changes in the Company’s capital structure.

Eligibility

Officers, employees, directors, consultants and other service providers of the Company and its subsidiaries are eligible for awards under the Stock Incentive Plan. However, only employees of the Company and its subsidiaries will be eligible to receive incentive stock options under the Stock Incentive Plan. As of December 3, 2012, there were approximately 1,500 officers, employees and directors that were approved by the Compensation Committee to receive awards under the Stock Incentive Plan. Because consultants and other service providers may not be directly employed by the Company, it is not possible to approximate the number of such consultants and other service providers that are eligible to participate in the Stock Incentive Plan.

Performance Criteria

Under the Stock Incentive Plan, at the time a Stock Incentive is granted, the Compensation Committee may establish performance measures, if any, attributable to the payment, vesting or other settlement of the Stock Incentive. Performance measures will be established by the Compensation Committee under an objective formula or standard consisting of one or any combination of the following criteria:

•	earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

•	operating cash flow and/or growth in operating cash flow in relation to target objectives;

•	cash available in relation to target objectives;

•	net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

•	revenue and/or growth in revenue in relation to target objectives;

•	total shareholder return (measured as the total of the appreciation of, and dividends declared on, Class A Common Stock) in relation to target objectives;

•	return on invested capital in relation to target objectives;

•	return on shareholder equity in relation to target objectives;

•	return on assets in relation to target objectives;

•	return on common book equity in relation to target objectives;

•	operating income in relation to target objectives;

•	EBIT, EBITDA or EBITDAR or any adjusted version thereof in relation to target objectives;

•	Company stock price performance as compared against a peer group of companies selected by the Compensation Committee; or

•	any combination of the foregoing.

The Compensation Committee may amend or adjust the performance measures of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements, such as changes in the business, operations or corporate or capital structure of the Company, changes in law or changes in accounting principles, except where such action would result in the loss of a tax deduction to the Company under Section 162(m) of the Internal Revenue Code.

The Compensation Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, the participant will be taxed at the time he or she sells the shares of Class A Common Stock purchased pursuant to the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Class A Common Stock and the amount for which he or she sells the Class A Common Stock. If the participant does not sell the shares of Class A Common Stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, any subsequent gain on sale of the shares will be capital gain and the Company will not receive a corresponding deduction. If the participant sells the shares of stock at a gain prior to that time, the difference between the amount the participant paid for the Class A Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and the Company will receive a corresponding deduction. If the participant sells the shares of Class A Common Stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Stock Options. A participant will not recognize income upon the grant of a nonqualified option without a readily ascertainable market value or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Class A Common Stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the time period shares of Class A Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Class A Common Stock to the Company.

Other Stock Incentives. A participant will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Other Equity Incentives”). Generally, at the time a participant receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Class A Common Stock received (less the grant price in the case of a stock appreciation right), and the Company will then be entitled to a corresponding deduction.

A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of Class A Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture; however, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Withholding Taxes

A participant may be liable for federal, state and local tax withholding obligations as a result of the grant, exercise, vesting or settlement of a Stock Incentive. The tax withholding obligations may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s Class A Common Stock or, if a participant elects with the permission of the Compensation Committee, by a reduction in the number of shares to be received by the participant under the award.

Plan Benefits

Set forth below is a table that shows equity grants pursuant to the Stock Incentive Plan in fiscal year 2012. These are the same amounts as would have been paid pursuant to the Stock Incentive Plan if shareholders had approved the amendment and restatement of the Stock Incentive Plan prior to fiscal year 2012. Future benefits to be received by a person or group under the Stock Incentive Plan are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Compensation Committee during fiscal year 2013.

	Tyson Foods, Inc. 2000 Stock Incentive Plan
Name	Total Number of Awards	Dollar Value
John Tyson	0	$0
Donnie Smith	400,000	$2,796,000
Dennis Leatherby	52,960	$357,054
Donnie King	117,680	$822,583
James V. Lochner	325,000	$2,271,750
Noel White	117,680	$822,583
Non-NEO Executive Group	120,265	$914,218
Non-Executive Director Group	51,600	$1,000,000
Non-Executive Officer Employee Group	3,486,003	$31,150,383

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TYSON

FOODS, INC. 2000 STOCK INCENTIVE PLAN.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class, provided that the total vote cast on this proposal represents over 50% in interest of all securities entitled to vote thereon.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

TYSON FOODS, INC. EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”) to ensure compliance with New York Stock Exchange listing standards. The Stock Purchase Plan, as amended and restated, has been approved by the Compensation Committee and the Board. The Stock Purchase Plan was amended and restated on October 1, 2008 and was amended on December 27, 2009. The purpose of amending and restating the Stock Purchase Plan is to incorporate the 2009 amendment to the plan, as well as to increase the number of shares that may be sold under the plan.

The following description of the Stock Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Appendix B.

General Description of the Stock Purchase Plan

The Stock Purchase Plan permits eligible employees of the Company and designated affiliates to purchase shares of the Company’s Class A Common Stock in a convenient manner through payroll deductions, receive a percentage match from the Company when eligible, and thereby allow such employees to share in the success of the Company and to encourage them to remain in the service of the Company or its subsidiaries. The Stock Purchase Plan authorizes the committee administering the Stock Purchase Plan to purchase shares of the Company’s Class A Common Stock either directly from the Company or in the open market at the prevailing market price in such amount as is necessary to satisfy the purchases made under the Stock Purchase Plan.

Terms of the Stock Purchase Plan

Administration. The Stock Purchase Plan is administered by the Company which has appointed a committee (the “Administrative Committee”) to exercise the authority of the Company as the plan administrator.

Term. The Stock Purchase Plan has an indefinite term, but the Board may discontinue the Stock Purchase Plan at any time without shareholder approval. The Stock Purchase Plan also will terminate automatically if this amendment and restatement is not approved by the shareholders.

Shares. The number of shares of Class A Common Stock to be sold under the Stock Purchase Plan will not exceed 50,000,000. This number will be proportionately adjusted for any nonreciprocal transaction between the Company and its shareholders that causes the per share value of the Class A Common Stock to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend. No fractional shares will be issued or optioned in making any such adjustments. As of December 3, 2012, the market value for Class A Common Stock was $19.22 per share.

Eligibility. Under the Stock Purchase Plan, all employees who have completed three (3) full calendar months of service with the Company or a participating affiliate (the “Eligible Employees”) are eligible to participate, beginning with the first payday that falls on or after the first day of the immediately succeeding month. However, any employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such employee under the Stock Purchase Plan is not an Eligible Employee. As of September 29, 2012, approximately 87,000 employees were eligible to purchase Class A Common Stock under the Stock Purchase Plan.

Employee Participation and Contributions. Participation by Eligible Employees in the Stock Purchase Plan is voluntary. An Eligible Employee may elect to purchase shares of the Company’s Class A Common Stock under the Stock Purchase Plan by authorizing his or her employer to withhold from the employee’s compensation the amount specified to purchase shares of the Company’s Class A Common Stock under the Stock Purchase Plan. The employee must elect either (i) a specified percentage (not less than 1% nor more than 20%) of his or her base earnings to be withheld or (ii) a specified dollar amount (not less than $1.00 per week nor more than $25.00 per week). Such percentage or amount may be increased or decreased by any multiple of one percent or one dollar, respectively, at such times as permitted by the Administrative Committee. In no event, however, may an employee contribute, in any one year, more than 20% of his or her base earnings or $25.00 per week depending on the contribution method chosen.

Employer Contributions. Each participant who has completed at least one year of continuous service with the Company or a participating affiliate is entitled to employer matching contributions on that participant’s employee contributions, if any, made following completion of the first year of service. Matching contributions are equal to a percentage, not to exceed 50%, of the first 10% of the amount contributed by each eligible participant pursuant to his or her employee contribution elections. The Board has the discretion to determine the level of contributions to be made. The matching contributions are made directly to a matching account under the Stock Purchase Plan.

Purchases of Common Stock. All participant contributions plus the employer’s matching contributions are used to make purchases of the shares of the Company’s Class A Common Stock on the open market or directly from the Company. Shares of the Company’s Class A Common Stock are purchased at reasonable intervals on an aggregate basis with the aggregate amount of funds available used to buy whole shares of the Company’s Class A Common Stock or multiples thereof. No interest is payable by the Company on accumulated payroll deductions.

Stock Certificates. A participant may request delivery of a stock certificate representing the number of shares of the Company’s Class A Common Stock purchased on his behalf, not more frequently than twice monthly, subject to certain limitations described in the Stock Purchase Plan.

Dividends. All cash dividends received with respect to shares of the Company’s Class A Common Stock purchased under the Stock Purchase Plan while the shares are held by a brokerage firm will be used to purchase additional shares of the Company’s Class A Common Stock for participants in proportion to their specified interest in the shares upon which dividends were paid.

Transfer Restrictions. The purchase rights under the Stock Purchase Plan are not transferable by a participant. When shares of the Company’s Class A Common Stock are acquired under the Stock Purchase Plan by an executive officer of the Company such shares may be re-offered or resold only pursuant to a registration statement or an available exemption from registration, including Rule 144 under the Securities Act of 1933. This restriction also applies to re-offers and resales by persons who become executive officers after their acquisition of shares under the Stock Purchase Plan. Additionally, such persons may be subject to further restrictions on transactions under the Stock Purchase Plan (including sales of shares, withdrawals, and changes in contributions) under the reporting and short-swing profits provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

Cessation of Participation. A participant may choose to withdraw from the Stock Purchase Plan by giving the Company written or electronic notice no later than the Friday before a new pay period for which the withdrawal is to be effective. A participant who withdraws may renew participation in the Stock Purchase Plan by giving notice to the Company. Distributions from the Stock Purchase Plan after a voluntary withdrawal are subject to the rules described above in the section titled “Stock Certificates.”

Withdrawals will occur automatically when and if a participant ceases to be an eligible employee. As soon as practicable following the withdrawal, the Company will issue to the participant a stock certificate and a check for the sum of the uninvested funds held to the participant’s credit under the Stock Purchase Plan. At that time, all of the participant’s purchase rights under the Stock Purchase Plan will terminate.

Expenses. The Company intends to bear all costs of maintaining records and executing transfers of Class A Common Stock. Brokerage expenses incurred in the purchase of shares will be included as part of the cost of shares purchased by the participants.

Amendment or Discontinuance of the Stock Purchase Plan. The Board may amend or discontinue the Stock Purchase Plan at any time without shareholder approval. No amendment will be effective without the approval of the Company’s shareholders where such approval is deemed necessary under applicable law.

Plan Benefits

It is not presently possible to determine, with respect to the persons and groups shown in the table below, the number of shares to be purchased in the future by such person or groups pursuant to the Stock Purchase Plan. Therefore, the following table sets forth information pertaining to shares which have been purchased during fiscal year 2012 pursuant to the Stock Purchase Plan. The closing price of the Company’s Class A Common Stock on the New York Stock Exchange was $16.02 per share on September 29, 2012, the last business day of the 2012 fiscal year.

Name	Tyson Foods, Inc. Employee Stock Purchase Plan
	Total Number of Shares Purchased	Dollar Value
John Tyson	0	$0
Donnie Smith	6,164	$98,747
Dennis Leatherby	3,802	$60,908
Donnie King	1,834	$29,381
James V. Lochner	5,599	$89,696
Noel White	3,668	$58,761
Non-NEO Executive Group	7,658	$122,681
Non-Executive Director Group	7	$112
Non-Executive Officer Employee Group	1,690,851	$27,087,433

Federal Income Tax Consequences

The Stock Purchase Plan is not intended to be a “qualified” plan under Section 401 or any other provision of the Internal Revenue Code. Accordingly, amounts withheld from a participant’s compensation, as well as a participant’s share of the Company’s matching contributions credited under the Stock Purchase Plan, are immediately taxable to the participant for federal income tax purposes and may also be taxable under applicable state and local laws. Such taxable amount determines the participant’s cost basis in the shares of the Company’s Class A Common Stock purchased under the Stock Purchase Plan. Upon a disposition of the shares purchased under the Stock Purchase Plan, any gain or loss which may be realized will be treated for federal income tax purposes as long-term or short-term capital gain or loss.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TYSON FOODS, INC. STOCK PURCHASE PLAN.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TYSON FOODS, INC. STOCK PURCHASE PLAN UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the amendment and restatement of the Tyson Foods, Inc. Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class, provided that the total vote cast on this proposal represents over 50% in interest of all securities entitled to vote thereon.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of September 29, 2012:

	Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of Securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plans (excluding Securities reflected in column (a))
Equity compensation plans approved by security holders	19,067,360	$14.82	22,187,165
Equity compensation plans not approved by security holders	—	—	—

Total	19,067,360	$14.82	22,187,165

(a)	Outstanding options granted by the Company
(b)	Weighted average exercise price of outstanding options
(c)	Shares available for future issuance as of September 29, 2012, under the Stock Incentive Plan (10,795,188), the Employee Stock Purchase Plan (3,744,369) and the Retirement Savings Plan (7,647,608)

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013. Shareholders are asked to ratify this appointment at the Annual Meeting. Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Audit Fees

The fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for each of the fiscal years ended September 29, 2012 and October 1, 2011, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years were $3,796,125 and $3,380,341, respectively.

Audit-Related Fees

Aggregate fees billed or expected to be billed by PwC for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended September 29, 2012 and October 1, 2011, and not included in the audit fees listed above were $183,400 and $178,400, respectively. These services comprise engagements to perform audits of employee benefit plans and required agreed-upon procedures.

Tax Fees

Aggregate fees billed or expected to be billed by PwC for tax compliance, tax advice and tax planning for each of the fiscal years ended September 29, 2012 and October 1, 2011 were $311,817 and $388,455, respectively.

All Other Fees

For each of the fiscal years ended September 29, 2012 and October 1, 2011, PwC billed the Company $3,600 for services rendered, other than those services covered in the sections captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” These fees were for an on-line research tool for accounting rules and guidance.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee charter provides that the Audit Committee must approve in advance all audit services to be performed by the independent registered public accounting firm. The Audit Committee has approved a separate written policy for the approval of engagements for non-audit services to be performed by the independent registered public accounting firm. For non-audit services, any person requesting that such services be performed by the independent registered public accounting firm must prepare a written explanation of the project (including the scope, deliverables and expected benefits), the reason for choosing the independent registered public accounting firm over other service providers, the estimated costs, the estimated timing and duration of the project and other pertinent information. Non-audit services must first be pre-approved by each of the Company’s Chief Accounting Officer and Chief Financial Officer before being submitted for pre-approval to the Audit Committee, and then the Audit Committee or a designated member of the Audit Committee must pre-approve the proposed engagement before the engagement can proceed. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent (5%) of the total amount paid by the Company to the independent registered public accounting firm during the fiscal year when the services are provided; (ii) the services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit of the fiscal year in which the non-audit services were provided.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2013.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013 requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. Ratification of the selection of PwC by shareholders is not required by law. However, as a matter of policy, such selection is being submitted to the shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify the selection of this firm, the Board will reconsider the matter.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chairman of the Board, Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2012. These individuals, referred to as “named executive officers” or “NEOs,” are identified below:

•	John Tyson, Chairman of the Board (“Chairman”)

•	Donnie Smith, President and Chief Executive Officer (“CEO”)

•	Dennis Leatherby, Executive Vice President and Chief Financial Officer (“CFO”)

•	Donnie King, Senior Group Vice President, Poultry and Prepared Foods

•	James V. Lochner, Chief Operating Officer (“COO”)

•	Noel White, Senior Group Vice President, Fresh Meats

Our Board recognizes the fundamental interest our shareholders have in the compensation of our executive officers. At the 2011 Annual Meeting, our shareholders approved, on an advisory basis, the compensation of our named executive officers. Based upon the results of such advisory vote and our review of our compensation policies and decisions, we believe that our existing compensation policies and decisions are consistent with our compensation philosophy and objectives discussed below and adequately align the interests of our named executive officers with the long term goals of the Company.

Based on the advisory vote of our shareholders at the 2011 Annual Meeting, the Board determined that the Company will hold shareholder advisory votes on executive compensation once every three years. The next shareholder advisory vote on executive compensation is scheduled to occur at the Annual Meeting of Shareholders to be held in 2014.

Fiscal Year 2013 Compensation Decisions

During fiscal year 2012, the Compensation Committee undertook a project in which it examined short-term and long-term compensation of executive officers as well as the Company’s employment contract structure, with a goal toward implementing any changes after the end of fiscal year 2012. The Compensation Committee, which worked with the Company’s compensation consultant, Hay Group, and members of senior management during the project, had an overarching goal that any changes in compensation would be consistent with the Company’s compensation philosophy and objectives described below. As part of this process, the Compensation Committee selected a new peer group of companies which they felt more accurately reflected the Company’s industry peers. The new peer group, which will first be used in comparative performance in compensation in fiscal year 2013, is made up of Archer-Daniels-Midland Company, Bunge Limited, Campbell Soup Company, ConAgra Foods, Inc., Dean Foods Company, General Mills, Inc., H. J. Heinz Company, Hormel Foods Corporation, Kellogg Company, Kraft Foods Group, Inc., McCormick & Company, Incorporated, Pilgrim’s Pride Corporation, Sanderson Farms, Inc., Smithfield Foods, Inc., The Hillshire Brands Company, and The J. M. Smucker Company. During the course of the project, the Company compared the compensation of its executive officers against comparable employees of the new peer group companies, as well as against comparable employees included in the General Industry Data (defined below). The data developed during the project indicated that Company executive officer salaries and target performance incentive amounts were generally at or below the 50th percentile of the comparative data. Long-term incentives, i.e. equity compensation, were generally below the 50th percentile, and the Company’s historic mix of equity compensation, namely options and restricted stock (weighted heavily toward options) was considerably different from the new peer group.

At the conclusion of the project, the Compensation Committee concluded that:

•	employment contracts should be simplified, with no specific term (i.e., length) for any officer with the exception of the Chairman, the CEO and the COO;

•

equity compensation would not be pre-determined by the contract which would instead only set forth eligibility, providing flexibility for the Compensation Committee, with the input of management, to determine actual amounts for NEOs; and

•	the mix of equity grants for executive officers was changed to provide for two classes of performance stock (40% and 25% of equity compensation, respectively) and stock options (35%).

Because these changes do not relate to compensation earned by or paid to the NEOs during fiscal year 2012, they will be more fully described in the proxy statement for the Annual Meeting of Shareholders to be held in 2014.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our compensation programs.

Shareholder Alignment. One of the primary objectives of our executive compensation philosophy is to ensure that an appropriate relationship exists among executive pay, the Company’s financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests.

Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the food industry and at other public and private companies. We believe our executive compensation should be competitive with the organizations with which we compete for talent. As such, it is our goal to provide compensation at levels (both in terms of benefits provided and amounts paid) that attracts, motivates and retains superior executive talent for the long-term.

Link Pay to Performance. We believe that as an executive’s responsibility increases, a larger portion of his or her total compensation should be “at-risk” incentive compensation (both short-term and long-term), subject to corporate, segment, individual, stock price and/or earnings performance measures. Our compensation program links pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual performance incentive program based on Company earnings and performance goals. As performance goals are met or exceeded, executives are rewarded commensurately. The program also includes the granting of long-term incentive equity awards, primarily including stock options and restricted stock.

How We Determine Compensation

Role of the Compensation Committee. In general, the Compensation Committee works with management to set compensation philosophy and objectives and to ensure key executives are compensated in accordance with such philosophy and objectives. More specifically, the Compensation Committee periodically reviews and approves the Company’s stated compensation strategy, corporate goals and objectives relevant to management compensation and total compensation policy to ensure they support business objectives, create shareholder value, are consistent with shareholder interests, attract, motivate and retain key executive talent and link compensation to corporate performance. The Compensation Committee also periodically reviews the composition of the peer groups used for competitive pay/performance benchmarking and analyzes total compensation for the Chairman and the CEO and the Company’s band level structure as compared to the relevant external benchmarks. A discussion of the peer group and external benchmarks used in establishing compensation is set forth below under the heading “Role of Compensation Consultants/Benchmarking.” The Compensation Committee’s charter describes additional duties and responsibilities of the Compensation Committee with respect to the administration, oversight and determination of executive compensation. A copy of the Compensation Committee’s Charter can be found at the website http://ir.tyson.com.

The Compensation Committee works to ensure that its decisions are consistent with tax regulations, relevant law, and NYSE listing requirements and are handled in a manner that is mutually satisfactory to the Compensation Committee and the Company’s principal shareholder. Because the Company meets the definition of a “controlled company” under NYSE corporate governance rules, the Compensation Committee is not required to determine the compensation of our CEO in its sole discretion. However, the Compensation Committee has approved the employment contracts and total compensation for our CEO since 2003.

Band Structure. Except for our Chairman, CEO and COO, our executive officers and key employees are compensated based on the Company’s band structure. Our band structure has nine levels, each of which sets forth amounts for target base salary, target annual cash performance incentive payments, annual stock option grants and restricted stock grants, as well as eligibility to participate in the Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan (“SERP”). An executive officer’s band level designation is made by the CEO subject to ratification by the Compensation Committee. The designation is based on the individual’s level of responsibility and ability to affect shareholder value relative to other executive officers and key employees. Each element of compensation paid or awarded under the band structure is fixed at pre-determined amounts with the exception of base salary and annual cash performance incentive payments. The band structure provides a target amount at each band level for base salary and annual cash performance incentive payments, but actual salary and performance incentive payments can be adjusted above or below such targets based on an individual’s responsibility and performance as determined on a case by case basis by such individual’s supervisor.

Our current band structure was established in 2004 by our human resources group and senior management based on their collective review of recommendations provided by Hay Group together with market analysis and data regarding general industry trends in executive compensation (“General Industry Data”). The General Industry Data was selected as the benchmark for the Company’s band structure because we believe it served as a stable representation of national pay levels. The Compensation Committee and the Company’s human resources group periodically review the band structure and updated market analysis with senior management and suggest modifications as they deem necessary to ensure that our executive officers and key employees are generally compensated in accordance with our compensation philosophies and objectives. For more detailed discussion regarding decisions with respect to each element and amount of compensation provided for in the band structure, see the section below titled “Elements of Compensation.”

Interaction Between the Compensation Committee and Management. Band level designations for all executive officers, other than our Chairman, CEO and COO, and key employment contract terms are determined by the CEO in consultation with the Company’s human resources group. The Company’s human resources group presents a summary of the key terms of each executive officer’s contract, including band level designations, to the Compensation Committee. The Compensation Committee reviews and discusses the contracts and will meet with the Company’s human resources group as it deems necessary to discuss any questions or issues it has regarding these decisions. Once all questions and issues have been addressed to the satisfaction of the Compensation Committee, the Compensation Committee will ultimately ratify these employment contracts and the band level designations.

Role of Compensation Consultants/Benchmarking. Since fiscal year 2001, the Company has retained Hay Group to periodically provide data and market analyses regarding compensation practices of a certain group of publicly traded companies in the protein and packaged foods industries (which we refer to as the “Compensation Peer Group”) and the General Industry Data. The following companies made up the Compensation Peer Group for fiscal year 2012:

Campbell Soup Company

ConAgra Foods, Inc.

General Mills, Inc.

H.J. Heinz Company

Hormel Foods Corporation

Kellogg Company

McCormick & Company, Incorporated

Pilgrim’s Pride Corporation

Smithfield Foods, Inc.

The Hershey Company

The Hillshire Brands Company (formerly Sara Lee Corporation)

Hay Group furnishes the data and analyses to our human resources group which are then summarized and presented by our human resources group to the Compensation Committee. The Compensation Committee uses this summary information in its review of compensation for executive officers (including the NEOs) and compensation levels within our band structure to determine whether the compensation levels are consistent with our compensation philosophy and our objective of providing competitive compensation that attracts, motivates and retains executive talent. In that regard, the Compensation Committee targets total compensation at or below the 50th percentile of the Compensation Peer Group for our CEO, between the 50th and 75th percentiles of the broader General Industry Data for our COO, and at or below the 50th percentile of the General Industry Data for the other NEOs. The Compensation Committee believes it is necessary to target our CEO’s compensation based on the smaller Compensation Peer Group, which is made up exclusively of public companies in the food industry, because these are companies against which we compete for the specialized talents and experience possessed by our CEO. On the other hand, because many of the talents possessed by the other NEOs could transcend a variety of industries, the Compensation Committee believes it appropriate to use the General Industry Data in setting their compensation as it represents a cross section of consumer products and other industries, not just food industry companies. In fiscal year 2012, these data and market analyses and the services described above in the section titled “Fiscal Year 2013 Compensation Decisions” were the only consulting services provided by Hay Group to the Company. Neither the Compensation Committee nor the Company believes that these services raise any conflict of interest.

The Compensation Committee is expressly authorized in its charter to retain independent legal, accounting or other advisors or experts at the Company’s expense. In fiscal year 2012 the Compensation Committee did not retain any independent legal, accounting or other advisors or experts.

How NEOs Are Compensated

It is the Company’s practice to enter into employment contracts with its executive officers. Once compensation decisions are made and an employment contract is executed, the officer is entitled to receive the compensation provided for in his or her contract until it is terminated or amended. For a more detailed discussion of each NEO’s employment contract, see the section titled “Employment Contracts” in this Proxy Statement.

John Tyson. In fiscal year 2011, the Company entered into an employment contract with Mr. Tyson for his role as non-executive chairman of the Board. Mr. Tyson assumed the role of executive chairman of the Board in fiscal year 2012, though an updated employment contract regarding his new position was not entered into until November 25, 2012. As a result, during fiscal year 2012, Mr. Tyson was compensated pursuant to the terms of his non-executive chairman employment contract which did not contain provisions customarily included in the Company’s executive officer contracts, such as the possibility for annual base salary increases and equity award grants. Such contract was approved by the Compensation Committee and the compensation payable thereunder was determined based on an evaluation of compensation paid to non-executive chairmen. All elements of compensation payable to Mr. Tyson under this employment contract were fixed except annual cash performance incentive payments. Decisions regarding Mr. Tyson’s participation in the Company’s cash performance incentive payment programs were made annually by the Compensation Committee. For a more detailed analysis regarding these decisions see the section titled “Elements of Compensation” in this Proxy Statement.

Donnie Smith. For fiscal year 2012, Mr. Smith was compensated in accordance with an employment contract he entered into with the Company on December 16, 2009. The Compensation Committee approved the final terms of this contract before it was executed. The decision to approve this contract and the compensation payable thereunder was based upon:

•	an evaluation of historical total compensation made to individuals with similar responsibilities at companies in the Compensation Peer Group;

•	an evaluation of the proposed total compensation in comparison to the Company’s other executive officers to ensure that compensation was commensurate with level of responsibility; and

•	recommendations from the Company’s human resources group and advice from compensation consultants engaged by the Company and the Compensation Committee.

All elements of compensation payable to Mr. Smith under this contract were fixed except base salary and annual cash performance incentive payments. Decisions regarding whether to increase Mr. Smith’s base salary and his participation in the Company’s cash performance incentive payment programs were made annually by the Compensation Committee. For a more detailed analysis regarding these decisions see the section titled “Elements of Compensation” in this Proxy Statement.

For fiscal year 2012, Mr. Smith’s target and actual total compensation were below the 50th percentile of the Compensation Peer Group based on the most recently available published information.

James V. Lochner. For fiscal year 2012, Mr. Lochner was compensated in accordance with an employment contract he entered into with the Company on December 16, 2009. The Compensation Committee approved the terms of this contract before it was executed. The decision to approve this contract and the compensation payable thereunder was based upon:

•	an evaluation of the proposed total compensation in comparison to the Company’s other executive officers to ensure that compensation was commensurate with level of responsibility; and

•	recommendations from the Company’s CEO and human resources group and advice from compensation consultants engaged by the Company and the Compensation Committee.

All elements of compensation payable to Mr. Lochner under this employment contract were fixed except base salary and annual cash performance incentive payments. Decisions regarding whether to increase Mr. Lochner’s salary were made annually by the CEO and his participation in the Company’s cash performance incentive payment programs were made annually by the CEO and the Compensation Committee. For a more detailed analysis regarding these decisions, see the section titled “Elements of Compensation” in this Proxy Statement.

Mr. Lochner’s target total compensation in fiscal year 2012 was between the 50th and 75th percentiles of the General Industry Data based on the most recently available published information.

All Other NEOs. The compensation payable to Messrs. Leatherby, King and White under their respective employment contracts is based on the band level designated to them prior to execution of their respective contracts. In fiscal year 2012, Messrs. King and White were compensated at the first band level and Mr. Leatherby was compensated at the second band level.

With respect to target total compensation in fiscal year 2012, Messrs. Leatherby, King and White were below the 50th percentile of the General Industry Data based on the most recently available published information.

Elements of Compensation

The Company’s executive compensation program consists of:

•	base salary;

•	annual performance incentive payment;

•	equity-based compensation;

•	financial, retirement and welfare benefit plans; and

•	certain defined perquisites.

Compensation Mix

Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an executive officer’s responsibility and ability to affect financial results of the Company increases, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning his or her interests with those of the Company and its shareholders. We strive to allocate total compensation in a manner that is market competitive with our peer groups. The table below illustrates the mix of total compensation for Mr. Smith, individually, and Messrs. Leatherby, King, Lochner, and White, as a group, based on compensation paid in fiscal year 2012. Mr. Tyson is excluded from the table below because for fiscal year 2012 he was compensated under his previous non-executive chairman contract.

Compensation Element	2012 Total Compensation Mix for Mr. Smith	2012 Total Compensation Mix for Messrs. Leatherby, King, Lochner and White
Base Salary	11.47%	15.21%
Performance Incentive Payment	31.86%	32.92%
Equity-Based Compensation	35.64%	25.67%
Financial, Retirement and Welfare Benefit Plans and Perquisites	21.02%	26.20%

Base Salary

Base salary is one element of executive compensation used to compensate NEOs for services rendered during the fiscal year. Each NEO’s employment contract sets a floor amount for base salary. The Compensation Committee approved such amounts for Messrs. Tyson, Smith and Lochner as part of its process in approving their respective employment contracts. Base salary amounts for all other NEOs are based on each NEO’s pre-determined band level. The Company’s band structure sets forth a target amount for base salary at each level. The CEO has discretion to set base salary above or below the target amount as he deems appropriate based on each NEO’s level of responsibility when employment contracts for these individuals are entered into or amended.

The employment contract effective for each NEO during fiscal year 2012 (other than Mr. Tyson’s) states that base salary is subject to annual increases but not decreases. The Compensation Committee has the ability to increase Mr. Smith’s base salary annually as it deems appropriate. The CEO has the discretion to make increases to base salaries for the other current NEOs as he deems appropriate. In determining whether to increase an NEO’s base salary, the Compensation Committee or the CEO, as applicable, considers (i) the individual’s past performance, (ii) the individual’s potential for advancement within the Company, (iii) changes in level and scope of responsibility for the individual, and (iv) salaries of persons holding comparably responsible positions at companies represented in the Compensation Peer Group or General Industry Data, as applicable. The Compensation Committee or the CEO also considers cost of living adjustments in determining annual base salary increases. Neither the CEO nor the Compensation Committee assigns a particular weight to any factor. Annual salary merit increases for NEOs that are approved by the CEO are generally consistent with merit increases for other officers and management personnel. For fiscal year 2012, each NEO (other than the Chairman and the CEO) received an annual salary merit increase of approximately 3%. Mr. Smith was eligible to receive a 3% merit increase in fiscal year 2012, however, he declined to accept it.

The table below discloses the base salary in effect for each NEO at the end of fiscal years 2011 and 2012 and the percentage increase in their 2012 base salary from their 2011 base salary.

Name	End of Fiscal Year 2011 Salary	End of Fiscal Year 2012 Salary	Percentage Change
John Tyson	$500,000	$500,000	0.0%
Donnie Smith	$900,000	$900,000	0.0%
Dennis Leatherby	$550,000	$566,500	3.0%
Donnie King	$530,000	$548,000	3.4%
James V. Lochner	$900,000	$927,000	3.0%
Noel White	$530,000	$548,000	3.4%

Annual Performance Incentive Payments

Employment contracts with our NEOs provide them an opportunity to receive cash performance incentive payment awards each year. In fiscal year 2012, the cash performance incentive payment plan in place for senior executive officers was the Tyson Foods, Inc. Annual Incentive Compensation Plan for Senior Executive Officers (“Executive Incentive Plan”). This plan is designed to align the interests of management towards the achievement of a common corporate goal. The Executive Incentive Plan is also designed to maximize the Company’s ability to deduct for tax purposes performance-based compensation paid to NEOs. Participants in the Executive Incentive Plan are selected each year by the Compensation Committee based on their potential to receive total compensation that may not otherwise be deductible by the Company for tax purposes. An NEO selected to participate in the Executive Incentive Plan is not eligible to participate in other cash performance incentive payment plans maintained by the Company. For fiscal year 2012, the Compensation Committee designated all NEOs as eligible participants under the Executive Incentive Plan.

Cash performance incentive payments under the Executive Incentive Plan are based on performance measures established each year by the Compensation Committee. For fiscal year 2012, the Compensation Committee selected Adjusted EBIT as the performance measure under the plan. EBIT is the Company’s operating income (which takes into account accruals for performance incentive payments) before interest and taxes, and Adjusted EBIT takes into account any unusual or unique items, such as one-time gains or losses. The Compensation Committee believes Adjusted EBIT is an appropriate measure of Company performance to utilize in making performance-based compensation decisions because senior management uses this same measure, in large part, to evaluate the day-to-day performance of the business. For fiscal year 2012, the Compensation Committee set the target Adjusted EBIT level for 100% of target performance payments at $1.134 billion and a threshold level of Adjusted EBIT for 30% of target performance incentive payments at $800 million.

An NEO’s target performance incentive payment eligibility, expressed as a percentage of base salary, is established each year by the Compensation Committee. Performance incentive payment eligibility begins at threshold Adjusted EBIT and increases linearly. For fiscal year 2012, Messrs. Tyson, Smith and Lochner were awarded higher performance incentive payment eligibility by the Compensation Committee given their level of responsibility and ability to affect shareholder value relative to the other NEOs.

Name	2012 Salary	Performance Incentive Payment Eligibility at Target Adjusted EBIT Expressed as Percentage of Base Salary	Performance Incentive Payment Eligibility at Threshold Adjusted EBIT of $800 million (30% of target performance incentive payment)	Performance Incentive Payment Eligibility at Target Adjusted EBIT of $1.134 billion (100% of target performance incentive payment)	Performance Incentive Payment Eligibility at Actual Adjusted EBIT of $1.281 billion (170% of target performance incentive payment)
John Tyson	$500,000	180%	$270,000	$900,000	$1,531,980
Donnie Smith	$900,000	180%	$486,000	$1,620,000	$2,757,564
Dennis Leatherby	$566,500	120%	$203,940	$679,800	$1,157,156
Donnie King	$548,000	132%	$217,008	$723,360	$1,231,303
James V. Lochner	$927,000	180%	$500,580	$1,668,600	$2,840,291
Noel White	$548,000	132%	$217,008	$723,360	$1,231,303

In determining actual performance incentive payment amounts to be paid, the Compensation Committee has the discretion to award performance incentive payments up to the amount of an NEO’s performance incentive payment eligibility. Actual Adjusted EBIT for fiscal year 2012 was approximately $1.281 billion, which resulted in performance incentive payment eligibility for each NEO of approximately 170% of their respective target performance incentive payments. At the end of the fiscal year, the Compensation Committee reviewed performance incentive payment eligibility for NEOs based on this amount and the individual performance of each NEO with our CEO and other members of management and the Board. Based on this review, the Compensation Committee awarded the NEOs the performance incentive payment amounts set forth below.

Name	Performance Incentive Payment Eligibility at Actual Adjusted EBIT of $1.281 billion	Performance Incentive Payment	Percentage of Performance Incentive Eligibility Paid
John Tyson	$1,531,980	$1,348,200	88.00%
Donnie Smith	$2,757,564	$2,499,562	90.64%
Dennis Leatherby	$1,157,156	$964,296	83.33%
Donnie King	$1,231,303	$1,083,593	88.00%
James V. Lochner	$2,840,291	$2,405,565	84.69%
Noel White	$1,231,303	$1,026,086	83.33%

Equity-Based Compensation

We believe equity-based compensation is an effective long-term incentive for executives and managers to create value for shareholders as the value of such compensation has a strong correlation to appreciation in the Company’s stock price. Each NEO’s employment contract during fiscal year 2012 (other than Mr. Tyson’s) set forth the amount of equity-based compensation the NEO will receive during the term of the contract. Because Mr. Tyson’s employment contract for fiscal year 2012 related to his service as a non-executive officer, it did not provide for annual equity awards. For Messrs. Smith and Lochner, the amount of annual equity grants was determined by the Compensation Committee. For Messrs. Leatherby, King and White, these amounts were set based on the applicable amount of such awards for their respective band level designation at the time their contracts were executed. The Company’s band structure sets forth the number of stock options and the dollar amount of restricted stock and performance stock to be awarded. However, unlike base salary and cash performance incentive payments, these amounts are not subject to adjustment after an employment contract is executed.

The amounts and types of equity-based compensation to be awarded within the band levels are determined by management and/or the Compensation Committee with a view towards aligning the interests of executives and other managers with the interests of the Company’s shareholders. In determining these amounts, management and the Compensation Committee review the relationship of long-term compensation to cash compensation and the perceived need of providing additional incentives to executives and managers to increase shareholder value and compare the value of equity-based compensation awarded to NEOs to awards made to executives in similar positions within the peer groups.

Stock Options. Stock options were the primary component of our equity-based compensation for fiscal year 2012. Each NEO’s employment contract in effect during fiscal year 2012 (other than Mr. Tyson’s) set forth the number of annual stock options the NEO was entitled to receive. The Compensation Committee believes that stock options allow the Company to provide employees with an incentive different from base salary and cash performance incentive payments as options increase in value based on Company share price rather than individual performance. Stock options are typically awarded and approved annually by the Compensation Committee prior to or on a pre-determined grant date. The grant date for fiscal year awards usually occurs four business days after the Company announces fiscal year-end financial results. The exercise price for option awards is the closing price for our Class A Common Stock as reported on the NYSE on the grant date. Option awards expire ten years after the grant date. The Company does not backdate, re-price or grant equity awards retroactively. All stock options awarded prior to fiscal year 2010 vest in annual increments beginning on the second anniversary of the date of the award and become fully vested after five years; however, beginning in fiscal year 2010, the stock options vest in equal annual increments beginning on the first anniversary of the date of the award and become fully vested after three years. The Compensation Committee set the grant date of November 28, 2011 on May 5, 2011 and made final approval of the 2012 fiscal year stock option awards at its meeting held on November 17, 2011. For details regarding stock options granted to the NEOs in fiscal year 2012, see the table titled “Grants of Plan Based Awards During Fiscal Year 2012” in this Proxy Statement.

Restricted Stock. Restricted stock held by NEOs during fiscal year 2012 was awarded in the form of a one-time grant when the NEO entered into his employment contract. The actual number of shares of restricted stock granted was determined by dividing the designated band level dollar value or the dollar valued assigned by the Compensation Committee, as applicable, for restricted stock by the closing stock price on the day prior to the date the contract was offered. For example, if the designated dollar value for restricted stock was $300,000 and the closing stock price on the day prior to the date the contract was offered to the executive is $15 per share, the employment contract offered to the executive included a grant of 20,000 shares of restricted stock. For details regarding outstanding restricted stock in fiscal year 2012, see the table titled “Outstanding Equity Awards at 2012 Fiscal Year-End” in this Proxy Statement.

Performance Stock. As with stock options, the number of performance stock awards an executive is entitled to receive each year is established when an employment contract is entered. However, beginning in July 2009, new employment contracts did not contain provisions for performance stock awards. The Company’s decision not to award performance stock after that date was based on the Compensation Committee’s belief that stock options provided NEOs with adequate incentive to achieve results aligned with shareholders’ interests. Messrs. Leatherby and King were the only NEOs with outstanding performance stock awards as of

September 29, 2012. Beginning in fiscal year 2013, the Compensation Committee elected to reinstate performance stock awards as part of NEO compensation along with stock options as part of the Company’s program to provide executive officers a more balanced mix of equity compensation.

Performance stock awards represent the right to receive shares of Class A Common Stock if certain performance criteria are met within the time period indicated in the grant. The actual number of shares of performance stock granted is determined by dividing the designated band level dollar value or the dollar valued assigned by the Compensation Committee, as applicable, for performance stock by the closing price of the Company’s stock on the last trading day of the fiscal year. The grant date for annual performance stock awards historically occurs on the first business day of the fiscal year. The Compensation Committee ratified the fiscal year 2012 performance stock awards at its November 17, 2011 meeting with a grant date of October 3, 2011. Performance criteria are measured three years from the date of grant and, if the performance criteria are achieved, the award vests thereafter. The right to receive Class A Common Stock under a performance stock award is conditioned upon the executive officer remaining continuously in the employment of the Company from the grant date through the vesting date, subject to certain exceptions involving the death, disability or retirement of the executive officer. All performance stock awards are issued under the Stock Incentive Plan.

On an annual basis, the Company’s senior management, Compensation Committee and human resources group meet to discuss the performance criteria options and levels to be considered for the following year’s grants. A list of eligible criteria available for consideration was approved by shareholders to ensure tax deductibility for performance-based compensation. Through the course of its review and discussions, the Compensation Committee chooses such options that the Compensation Committee reasonably believes provide the appropriate balance between (i) significant performance measures aimed at increasing shareholder value if achieved, and (ii) performance measures that are reasonably attainable so as to motivate the officers to achieve the performance goals.

The performance criteria adopted by the Compensation Committee for performance stock awards granted in fiscal year 2012 compared the Company’s stock price performance against the stock price performance of companies making up the Compensation Peer Group. The vesting of performance stock awards granted in fiscal year 2012 is as follows:

•	33% of such shares vest if the Company’s stock outperforms five members of the Compensation Peer Group over a three-year period;

•	67% of such shares vest if the Company’s stock outperforms seven members of the Compensation Peer Group over a three-year period; and

•	all such shares vest if the Company’s stock outperforms nine members of the Compensation Peer Group over a three-year period.

For details regarding performance stock awards granted to the NEOs in fiscal year 2012, see the table titled “Grants of Plan Based Awards During Fiscal Year 2012” in this Proxy Statement.

Financial, Retirement and Welfare Benefit Plans

Our NEOs are eligible to participate in the Company’s financial, retirement and welfare benefit plans that are generally available to all employees of the Company. The NEOs are also eligible to participate in certain plans, described below, that are only available to contracted officers and managers. We believe these benefits are a basic component in attracting, motivating and retaining executives and are comparable to the benefits offered by the companies in our peer groups according to market data.

Deferred Compensation. The SERP is a nonqualified deferred compensation plan providing life insurance protection during employment and a subsequent retirement benefit to certain officers of the Company, including all NEOs. The retirement benefit is a lifetime annuity. The primary formula for calculating the amount of such benefit is one percent of the average annual compensation paid to the participant for his or her final five years of service multiplied by his or her years of creditable service. The SERP also provides for catch-up accruals for certain grandfathered participants (officers prior to 2002 receive an additional one percent of their final 5 year average annual compensation multiplied by their final five years of creditable service). In addition, participants with at least 20 years of vesting service are generally eligible for a minimum benefit and a tax allowance based on the amount of their executive life insurance premium at the male nonsmoker rate. Participants do not vest in the retirement benefits until attaining age 62, although a participant who attains at least age 55 and whose combination of age and years of vesting service equal or exceed 70 vests on the date that the early vesting rule is satisfied. A participant who vests in his or her retirement benefit prior to age 62 may retire early and receive an actuarially reduced benefit. A participant who terminates employment or becomes ineligible to participate before vesting or a participant who is terminated for cause, even if fully vested, is not entitled to any benefits under the SERP. A participant who terminates prior to vesting because of disability is eligible for a fully vested and unreduced minimum benefit. The Compensation Committee has the discretion to grant early retirement benefits under the plan.

If a participant in the SERP dies, the participant’s beneficiaries receive a death benefit under the life insurance portion of the SERP. As of September 29, 2012, the life insurance portion of the SERP provided a death benefit of $3,000,000 for each of Messrs. Smith and Lochner and $2,000,000 for each of Messrs. Leatherby, King and White. Mr. Tyson no longer participates in the life insurance portion of the SERP because previous amounts accrued by him were monetized and are being paid in connection with his assuming the role of non-executive chairman in fiscal year 2008, and Mr. Tyson is currently receiving the benefits. Additional information about our SERP is included in the narrative text following the table titled “Pension Benefits for Fiscal Year 2012” in this Proxy Statement.

Retirement Plans. We also provide the following qualified and nonqualified plans to the NEOs:

•	Employee Stock Purchase Plan;

•	Retirement Savings Plan;

•	Executive Savings Plan; and

•	Executive Long-Term Disability Plan.

The Employee Stock Purchase Plan is a nonqualified benefit plan available to all NEOs and to most employees (some bargaining units do not participate). The purpose of the plan is to offer employees who participate a way to purchase our common stock on terms better than those available to a typical investor. Participants are eligible to participate on the first day of the month following three months of service and can contribute (on an after tax basis) up to 20% of base pay to this plan per pay period. After one year of service the Company will match 25% of the first 10% of base pay contributed. The plan provides for 100% immediate vesting.

The Retirement Savings Plan is a qualified benefit plan (401(k)) available to all NEOs and to most employees (some bargaining units do not participate). The plan allows employees who participate to save money for retirement while deferring income taxes on the amount saved and any earnings on those amounts until the funds are withdrawn. Participants may elect how their accounts are invested from a number of investment options. Participants are eligible to participate on the first day of the month following three months of service and can contribute from 2% to 60% of base pay to this plan per pay period, subject to IRS annual limits on contributions and compensation. After one year of service the Company will match 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed. This plan provides for 100% immediate vesting.

The Executive Savings Plan is a nonqualified deferred compensation plan available to the NEOs and other highly compensated employees of the Company. The plan is available for those who wish to defer additional dollars over and above the IRS limits for qualified plans. After reaching the annual IRS limits in the Retirement

Savings Plan, participants can begin deferring up to 100% of base pay into this plan. Participants can also defer up to 100% of the annual performance incentive payment to this plan. All deferrals and payout elections to this plan must be elected by December 31 of the year prior to the deferral year. This plan provides Company matching contributions in the same manner and amount as the Retirement Savings Plan not otherwise matched under the Retirement Savings Plan. Participants may elect how their accounts are invested from the investment options available under the Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points. This plan provides for 100% immediate vesting. Additional information on the Executive Savings Plan can be found in the narrative text following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2012” in this Proxy Statement.

Officers and certain managers of the Company who are party to a written employment contract (including the NEOs) participate in the Executive Long-Term Disability Plan. This plan replaces (tax free) up to 60% of “insured earnings” to a maximum benefit of $25,000 per month. “Insured Earnings” includes salary, annual performance incentive payment and a portion of the current estimated value of restricted stock and stock options. The value of the premiums paid by the Company, plus estimated income taxes thereon, are included in the participant’s taxable income.

Welfare Plans. Our NEOs and other executives participate in our broad-based employee welfare plans, including medical, dental, vision and insurance. These plans and benefits are available to all salaried employees. In addition, contracted officers and managers, including our NEOs, have an additional health insurance benefit, known as the Executive Medical Reimbursement Plan (“EMRP”). The EMRP reimburses contracted officers and certain contracted managers of the Company (including the NEOs) and their covered dependents up to 100% of medical, prescription drug, dental and vision expenses not covered by Company plans. The benefits eligible to be reimbursed include only those expenses allowable as tax deductions for the Company under tax regulations existing at the time of reimbursement. Benefits through this plan are limited to annual maximums which vary based on position with the Company ($30,000 for each NEO). Each participant is charged a supplemental premium for this benefit.

Perquisites

Pursuant to the employment contracts with the NEOs, we provide certain perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Company pays any taxes owed by the NEOs on certain of these perquisites. The value of these perquisites and the estimated income taxes thereon are imputed as income to the executive. The Compensation Committee believes that these personal benefits provide executives with benefits comparable to those they would receive at other companies within our peer groups and are necessary for us to remain competitive in the marketplace. The Compensation Committee reviews the perquisites on a periodic basis to ensure that they are appropriate in light of the Company’s total compensation program and market practice. For the last completed fiscal year, Messrs. Tyson, Smith and Lochner were permitted by their employment contracts to personal use of Company-owned aircraft (subject to certain contractual limits), and all NEOs were provided access to event tickets. For fiscal year 2012, Mr. Tyson was entitled to receive the following additional perquisites under the terms of his employment contract:

•	reimbursement for annual country club dues;

•	use of, and the payment of all reasonable expenses for, an automobile;

•	reimbursement for reasonable costs incurred for tax and estate planning advice;

•	up to 1,500 hours per year in security services (which the Company estimates will cost $40 per hour); and

•	reimbursement for the annual premium payment on a $7,500,000 life insurance policy.

The attributed costs of the perquisites described above for the NEOs for fiscal year 2012 are described in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal Years 2012, 2011, and 2010” in this Proxy Statement.

Employment Contracts

The Company maintained employment contracts with each NEO during fiscal year 2012. A summary description of these contracts is provided below. During fiscal year 2013, the employment contracts described below were terminated and replaced by new employment contracts.

John Tyson. On October 3, 2010, the Company entered into a contract with Mr. Tyson concerning his role as non-executive chairman of the Board for a term expiring on October 3, 2020. Under the contract, Mr. Tyson was required to perform services not to exceed twenty hours per month. The contract provided for a payment of $500,000 annually to Mr. Tyson and eligibility for annual performance incentive payments at the discretion of the Compensation Committee. Mr. Tyson was also eligible to receive certain perquisites, including personal use of Company-owned aircraft for himself and/or his designated passengers for up to 150 hours annually. Under the terms of the employment contract, the Company agreed to reimburse Mr. Tyson and gross-up any tax liability incurred by Mr. Tyson through his use of Company-owned aircraft and receipt of certain other perquisites. Beginning in April 2008, Mr. Tyson began receiving annual benefit payments under the SERP pursuant to his prior contract. These payments are $175,196 (which includes a tax allowance), less any required tax withholdings. If the contract was terminated by the Company for “Cause” or by Mr. Tyson (other than by reason of the Company’s breach of the contract), the obligations of the Company under the contract were to cease.

Donnie Smith. Following his promotion to President and CEO on November 19, 2009, the Company and Mr. Smith entered into a three-year employment contract effective as of December 16, 2009, which provided for, among other things, an annual base salary of not less than $900,000, participation in the Company’s annual performance incentive payment programs, participation in Company employee benefit plans, a grant of 400,000 options on each grant date specified by the Company for the grant of options to employees generally that occurred during the term of his contract, a one-time grant of 282,320 options on the date that was four business days after the Company released its earnings for its fiscal first quarter of 2010, and a one-time award of 118,671 shares of restricted stock. Additionally, Mr. Smith was entitled to certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of the contract. Under the terms of the employment contract, the Company agreed to reimburse Mr. Smith and gross-up any tax liability incurred by Mr. Smith through his use of Company-owned aircraft.

All Other NEOs. The employment contracts with Messrs. Leatherby, King, Lochner and White, which are described below in more detail, provided for minimum base salary, participation in the Company’s annual performance incentive payment programs, participation in Company employee benefit plans and grants of stock options and restricted stock as an incentive to an officer’s long term commitment to the Company and the willingness to agree to a one-year non-compete obligation.

•

On June 6, 2008, Mr. Leatherby entered into a five-year employment contract with the Company upon his promotion to Executive Vice President and Chief Financial Officer. His contract provided for, among other things, a minimum base salary of $450,000 per year, a grant of 40,000 stock options on each grant date specified by the Company for the grant of stock options to employees generally that occurred during the term of his contract, a one-time award of 41,399 shares of restricted stock, and an award of performance stock having a maximum aggregate value of $225,000 on the first business day of each of the Company’s 2009, 2010, 2011, 2012 and 2013 fiscal years.

•

On December 9, 2009, Mr. King entered into a three-year employment contract with the Company upon his promotion to Senior Group Vice President, Poultry and Prepared Foods. His contract provided for, among other things, a minimum base salary of $530,000 per year, a grant of 117,680 stock options on each grant date specified by the Company for the grant of stock options to employees generally that occurred during the term of his contract, and a one-time award of 24,096 shares of restricted stock.

•

On December 16, 2009, Mr. Lochner entered into a three-year employment contract with the Company in connection with his promotion to COO on November 19, 2009. The contract provided for an annual base salary of not less than $900,000, a grant of 325,000 stock options on each grant date specified by the

Company for the grant of options to employees generally that occurred during the term of the contract, a one-time grant of 275,000 stock options on the date that was four business days after the Company released its earnings for its fiscal first quarter of 2010, and a one-time award of 77,136 shares of restricted stock. Additionally, Mr. Lochner was entitled to certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of the contract. The Company also agreed to reimburse Mr. Lochner and gross-up any tax liability incurred by him through his use of Company-owned aircraft.

•

On December 21, 2009, Mr. White entered into a three-year employment contract with the Company upon his promotion to Senior Group Vice President, Fresh Meats. His contract provided for, among other things, a minimum base salary of $530,000 per year, a grant of 117,680 stock options on each grant date specified by the Company for the grant of stock options to employees generally that occurred during the term of his contract, and a one-time award of 24,096 shares of restricted stock. On February 4, 2011, Mr. White executed an amendment to this contract which extended the term to December 21, 2013. Pursuant to the amendment, Mr. White was paid $230,000 and issued 5,388 shares of restricted stock.

While the contracts terminated by their terms after three years (except for Mr. Tyson’s contract, which terminated in ten years, and Mr. Leatherby’s contract, which terminated in five years), the NEO (including Mr. Smith) had the right to terminate their respective contracts, subject to the non-compete obligation, at any time upon ninety days’ notice, and the Company had the right to terminate the contract at any time upon written notice subject to the obligation, if terminated without cause, to continue to pay base salary for a period specified in the contract and subject to provisions relating to the early vesting of equity-based compensation upon such termination.

Certain Benefits Upon a Change in Control

Employment Contracts. Each employment contract in effect during fiscal year 2012 between the Company and our NEOs provided for certain benefits payable to the NEO following a change in control of the Company. The Compensation Committee believes these benefits are an important part of the total executive compensation program because they protect the Company’s interest in the continuity and stability of the executive group. The Compensation Committee also believes that the change in control benefits are necessary to retain and attract highly qualified executives and advisors and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition.

Impact of Change in Control on the SERP. No later than thirty days after a change in control of the Company, the grantor trust created under the SERP will be funded with the present value of the higher of (i) the minimum defined benefit or (ii) all accrued benefits for each participant under the SERP. Participants will vest in a benefit equal to the amount calculated under the general provisions of the SERP as of the effective date of the change in control, but without regard to any age or service requirements, if following the change in control the SERP is terminated in a manner that adversely affects a participant or a participant experiences a termination of employment (other than a voluntary resignation without good reason or an involuntary termination for cause). For this purpose, “good reason” means: (i) a substantial adverse change in position, duties, title or responsibilities; (ii) any material reduction in base salary or annual performance incentive opportunity or benefit plan coverages; (iii) any relocation required by the Company to an office or location more than 25 miles from the current location; or (iv) failure by a successor to assume the plan. Payment of the amount calculated as of the effective date of the change in control would begin following termination of employment, regardless of age, on an actuarially adjusted basis.

Executive Life Insurance Program. Following a change in control of the Company, the Company will continue to pay the annual life insurance premiums (plus a tax gross-up based on the withholding rates for supplemental wages) under the Executive Life Insurance Program for active participants on the date of the change in control up to the earlier of termination of employment or age 62.

Severance and change in control information is more particularly described in the sections titled “Potential Payments Upon Termination” and “Potential Payments Upon a Change in Control” in this Proxy Statement.

Tax and Accounting Considerations

Limits on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally prevents public corporations from deducting as a business expense that portion of compensation paid to NEOs that exceeds $1,000,000 unless it qualifies as “performance-based compensation” under Section 162(m). The goal of the Compensation Committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. Compensation paid under the Executive Incentive Plan is intended to be deductible under Section 162(m). Notwithstanding the Executive Incentive Plan, $96,673 of Mr. Tyson’s compensation and $33,277 of Mr. Lochner’s compensation during fiscal year 2012 are not expected to qualify for deduction.

Compensation Expense. The Company accounts for equity-based awards by recognizing the compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. The Company has determined the fair value of these awards based on the assumptions set forth in Note 13 to our fiscal year 2012 audited financial statements included in our most recent Form 10-K for the fiscal year ended September 29, 2012, compensation expense of restricted stock awards to an employee is based on the stock price at grant date, and deferred cash awards are based on the amount of the award. The compensation expense for stock options, stock appreciation rights, restricted stock, phantom stock, performance stock and deferred cash is ratably recognized over the vesting period.

Stock Ownership Program

In 2004, the Company adopted stock ownership and holding requirements that require senior officers (which includes the NEOs) to maintain a minimum equity stake in the Company. The requirements were modified in 2010 and subsequent to the end of fiscal year 2012, ownership and holding requirements were adopted for directors. These requirements were put into place to strengthen the alignment between the interest of the Company’s directors and senior officers and the interests of its shareholders.

The program sets forth the minimum amount of shares of Company stock a director and certain officers must own. These ownership requirements are reviewed and modified, if necessary, by the Company at the beginning of the fiscal year of every even numbered fiscal year or after a significant increase or decrease in the share price. Each officer subject to the requirements has five years from the effective date of their current employment contract to achieve the applicable level of ownership. Directors have five years from the later of the Annual Meeting or his or her initial election as director.

The levels are set at a dollar amount for each band level. Officers that are promoted into new bands will be assigned the appropriate ownership levels based on the new contract and will have five years from the date of their new contract to comply with their new ownership requirements. The CEO and COO’s initial ownership levels are five times annual salary and the named NEO’s levels are two times annual salary. Directors’ ownership levels are four times their annual cash retainer.

Risk Considerations in our Overall Compensation Program

We believe that the Company’s compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. The

Company’s performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to the Company’s long-term performance, we mitigate any short-term risk that could be detrimental to the Company’s long-term best interests and the creation of shareholder value. Another aspect we considered is our practice of increasing an individual’s equity-based, performance compensation as a percentage of his or her total compensation as his or her responsibility and ability to affect the financial results of the Company increases. Such equity-based performance awards are subject to multi-year vesting periods and derive their value from the Company’s total performance, which we believe further encourages decision-making that is in the long-term best interests of the Company and its shareholders. Finally, we considered our stock ownership guidelines for executive officers and directors, who we believe can have the greatest internal influence on the financial performance of the Company. These stock ownership guidelines are designed to strengthen the alignment between the interests of our Board and executive officers and the Company’s shareholders. We believe these guidelines discourage any risk-taking that could be detrimental to the long-term interests of the Company, its performance, or our stock price. In conclusion, we believe that the Company’s compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Tyson Foods, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Tyson Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012.

Compensation Committee of the Board of

Directors

Kevin M. McNamara, Chairman

Brad T. Sauer

Robert Thurber

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2012, 2011 and 2010

The table below summarizes the compensation for our NEOs during fiscal years 2012, 2011 and 2010.

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)
John Tyson,	2012	$500,000	$0	$0	$0	$1,348,200	$928,699	$1,440,535	$4,217,434
Chairman of the Board	2011	$500,000	$1,582,500	$0	$0	$0	$0	$1,251,968	$3,334,468
	2010	$300,000	$600,000	$0	$0	$0	$0	$847,626	$1,747,626
Donnie Smith,	2012	$900,000	$0	$0	$2,796,000	$2,499,562	$1,275,854	$373,263	$7,844,679
President and Chief Executive Officer	2011	$900,000	$0	$0	$2,476,000	$2,969,298	$1,038,481	$288,975	$7,672,754
	2010	$855,577	$0	$1,478,641	$2,428,629	$3,764,475	$156,384	$329,306	$9,013,012
Dennis Leatherby,	2012	$554,442	$0	$77,454	$279,600	$964,296	$560,702	$142,023	$2,578,517
Executive Vice President and Chief Financial Officer	2011	$550,000	$0	$77,491	$247,600	$1,215,214	$422,506	$143,295	$2,656,106
	2010	$523,077	$0	$77,618	$176,800	$1,533,675	$157,271	$153,116	$2,621,557
Donnie King	2012	$534,846	$0	$0	$822,583	$1,083,593	$534,879	$71,677	$3,047,578
Senior Group Vice President, Poultry and Prepared Foods	2011	$530,000	$0	$0	$728,439	$1,256,152	$449,245	$69,546	$3,033,382
	2010	$513,077	$0	$431,538	$176,800	$1,625,696	$77,791	$64,896	$2,889,798
James V. Lochner,	2012	$907,269	$0	$0	$2,271,750	$2,405,565	$1,691,135	$525,701	$7,801,420
Chief Operating Officer	2011	$900,000	$0	$0	$2,011,750	$2,969,298	$1,427,805	$374,457	$7,683,310
	2010	$860,654	$0	$961,127	$2,080,000	$3,764,475	$265,255	$423,274	$8,354,785
Noel White,	2012	$534,846	$0	$0	$822,583	$1,026,086	$681,266	$154,936	$3,219,717
Senior Group Vice President, Fresh Meats	2011	$530,000	$230,000	$100,000	$728,439	$1,458,277	$543,280	$177,504	$3,767,500
	2010	$512,823	$0	$295,911	$176,800	$1,625,696	$108,378	$180,169	$2,899,777

(1)	The amounts included in these columns are the aggregate grant date fair values for stock and option awards granted in the fiscal year shown, computed in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The assumptions used in the calculation of the amounts shown are included in Note 13 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2012. The grant date fair values of the performance stock awards included in such amounts are based on the probable outcome of those awards as of the grant date, i.e., the probable payout of such awards based on what we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The maximum value for such performance stock awards was $207,619. The resulting number of shares of performance stock that vest, if any, depends on whether we achieve certain levels of performance with respect to the performance measures tied to the performance stock awards. Our NEOs do not realize the value of equity-based awards until the awards vest. The actual value that an NEO will realize from these awards is determined by the Company’s future performance and share price, and may be higher or lower than the amounts indicated in the table, which represent the full grant date fair value of such awards. Descriptions of these awards are provided under “Compensation Discussion and Analysis” in this Proxy Statement.
(2)	Amounts reflected in this column are cash payments made to NEOs pursuant to the performance measures under the Executive Incentive Plan. For a more detailed discussion, see the subsection titled “Elements of Compensation—Annual Performance Incentive Payments” under the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)

The amounts reflected in this column include above market earnings for fiscal years 2012, 2011 and 2010, respectively, on nonqualified deferred compensation as follows: Mr. Tyson - $0, $0 and $0; Mr. Smith -$35,905, $5,144 and $455; Mr. Leatherby - $13,174, $2,473 and $787; Mr. King - $88, $22 and $11; Mr. Lochner - $98,482, $23,726 and $10,095; and Mr. White - $24,879, $4,522 and $1,711. The amounts reflected in this column also include the change in pension values for fiscal years 2012, 2011 and 2010, respectively, as follows: Mr. Tyson - $928,699, $0 and $0; Mr. Smith - $1,239,949, $1,033,337 and $155,929; Mr. Leatherby - $547,528, $420,033 and $156,484; Mr. King - $534,791, $449,223 and $77,780; Mr. Lochner - $1,592,653, $1,404,079 and $255,160; and Mr. White - $656,387, $538,758 and $106,667. For the assumptions used to determine the change in the pension value, see the table titled “SERP Assumptions” in this Proxy Statement.

(4)	The amounts reflected in this column represent the sum of all other compensation and perquisites received by the NEOs from the Company in fiscal years 2012, 2011 and 2010. Also included in these amounts are matching contributions to the applicable NEOs pursuant to the Executive Savings Plan subsequent to the end of the fiscal years 2012, 2011 and 2010, though attributable to performance in the prior fiscal years, as follows: Mr. Tyson - $53,928, $63,300, and $24,000; Mr. Smith - $99,982, $118,772, and $150,579; Mr. Leatherby - $38,572, $48,609, and $61,347; Mr. Lochner - $96,223, $118,772, and $150,579; and Mr. White - $41,043, $58,332, and $65,028 (a description of the Executive Savings Plan is provided under the heading “Financial, Retirement and Welfare Benefit Plans” in “Compensation Discussion and Analysis” of this Proxy Statement, as well as following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2012” under the heading “Executive Savings Plan”). Mr. King did not receive any contributions from the Company for the fiscal years described. Including post-fiscal year matching contributions is a change from previous years’ reporting practice, and the amounts previously reported in this column for fiscal years 2011 and 2010 have been updated in this Proxy Statement according to our revised practice.

Name	Year	Reimbursement of Taxes	Executive Life Insurance Premiums	Company Contribution under the Employee Stock Purchase Plan	Company Contribution under the Executive Savings Plan	Company Contribution under the Retirement Savings Plan	Perquisites(a)
John Tyson	2012	$188,507	$0	$0	$62,390	$10,000	$1,179,638	(b)
	2011	$157,455	$0	$0	$72,931	$10,369	$1,011,213
	2010	$167,826	$0	$0	$26,200	$9,800	$643,800
Donnie Smith	2012	$60,476	$54,923	$22,500	$123,213	$10,000	$102,151	(c)
	2011	$43,738	$44,508	$22,500	$144,972	$9,800	$23,457
	2010	$46,335	$47,460	$21,389	$175,848	$9,800	$28,474
Dennis Leatherby	2012	$25,978	$33,310	$13,861	$49,006	$10,000	*
	2011	$21,124	$26,993	$13,750	$60,809	$9,800	$10,819
	2010	$20,740	$26,993	$13,077	$73,162	$9,800	*
Donnie King	2012	$21,950	$27,870	$6,686	$0	$5,000	$10,171
	2011	$21,567	$22,585	$6,625	$0	$4,900	$13,869
	2010	$18,460	$22,585	$9,005	$0	$4,900	*
James V. Lochner	2012	$106,105	$79,116	$20,414	$119,661	$10,000	$190,405	(d)
	2011	$71,329	$64,113	$20,250	$144,972	$9,800	$63,993
	2010	$65,999	$68,312	$19,365	$176,113	$9,800	$83,685
Noel White	2012	$26,310	$44,961	$13,371	$50,750	$10,000	*
	2011	$27,368	$44,961	$13,250	$69,732	$9,800	$12,393
	2010	$26,523	$44,961	$12,821	$76,400	$9,800	*

*	Indicates value less than $10,000.
(a)	The amounts in this column include premiums paid by the Company for a long-term disability insurance policy and the EMRP for each NEO.
(b)	This amount includes $860,520 for personal use of Company-owned aircraft, $175,196 for a SERP payment, and $58,520 for a life insurance premium. This also includes amounts for automobile allowance, personal security, tax preparation fees, club dues, event tickets, premiums paid by the Company for the EMRP and for a long term disability policy, and an amount paid to Mr. Tyson pursuant to Mr. Don Tyson’s employment contract in effect prior to his death on January 6, 2011.
(c)	This amount includes $92,480 for personal use of Company-owned aircraft. This also includes amounts for premiums paid by the Company for the EMRP, for a long term disability policy and for spousal attendance at an event.

(d)	This amount includes $180,619 for personal use of Company-owned aircraft. This also includes amounts for premiums paid by the Company for the EMRP, for a long term disability policy, event tickets, and for spousal attendance at an event.

The values expressed for personal use of Company-owned aircraft are based on the aggregate incremental cost to the Company using a method that accounts for fuel, maintenance, landing fees, other associated travel costs and charter fees. Messrs. Tyson’s, Smith’s and Lochner’s personal use of Company-owned aircraft is in accordance with their respective employment contracts; moreover, such use must comply with the Company’s then existing aircraft policy and not interfere with the Company’s use of the aircraft. The values of all perquisites are based on the incremental aggregate cost to the Company and are individually quantified only if they exceed the greater of $25,000 or 10% of the total amount of perquisites for such NEO.

Grants of Plan-Based Awards During Fiscal Year 2012

The table below provides information on stock options, restricted stock, and equity and cash-based performance awards granted to each of the Company’s NEOs during fiscal year 2012.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
John Tyson			270,000	900,000	10,000,000
Donnie Smith	11/28/2011	11/17/2011								400,000	19.63	2,796,000
			486,000	1,620,000	10,000,000
Dennis Leatherby	10/03/2011	11/17/2011				4,320	8,640	12,960				77,454
	11/28/2011	11/17/2011								40,000	19.63	279,600
			203,940	679,800	10,000,000
Donnie King	11/28/2011	11/17/2011								117,680	19.63	822,583
			217,008	723,360	10,000,000
James V. Lochner	11/28/2011	11/17/2011								325,000	19.63	2,271,750
			500,580	1,668,600	10,000,000
Noel White	11/28/2011	11/17/2011								117,680	19.63	822,583
			217,008	723,360	10,000,000

(1)	The amounts in these columns represent the threshold, target and maximum amounts payable for performance in fiscal year 2012 under the Executive Incentive Plan. For more detailed information on the Executive Incentive Plan and potential payments thereunder, see the discussion and tables in the subsection titled “Elements of Compensation—Annual Performance Incentive Payments” in the section titled “Compensation Discussion and Analysis” in the Proxy Statement.
(2)	The amounts in these columns represent the threshold, target and maximum amount of shares of performance stock which would be awarded upon the achievement of specified performance criteria. For a more detailed discussion on performance stock, see the subsection titled “Equity-Based Compensation—Performance Stock” in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(3)	The stock options are nonqualified stock options and expire on November 28, 2021.
(4)	Pursuant to the terms of the Stock Incentive Plan, the exercise price represents the closing price of our Class A Common Stock on the grant date.
(5)	For a description of the methodology used to determine the grant date fair value of stock and option awards, see footnote 1 of the “Summary Compensation Table for Fiscal Years 2012, 2011 and 2010” in this Proxy Statement.

Description of Plan-Based Awards

The equity awards reported in the “Grants of Plan-Based Awards During Fiscal Year 2012” table were granted under the Stock Incentive Plan. The non-equity awards were granted under the Executive Incentive Plan. Material terms of these plans and more information on plan-based and incentive awards are described in the subsection titled “Elements of Compensation” under the “Compensation Discussion and Analysis” section of this Proxy Statement.

Outstanding Equity Awards at 2012 Fiscal Year-End

The table below provides information on the stock option, restricted stock and performance stock awards held by each of the Company’s NEOs as of September 29, 2012.

	Option Awards							Stock Awards
Name	Grant Date or Beginning of Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Tyson	7/29/2003	500,000	0			11.23	7/29/2013
	9/19/2003	500,000	0			13.33	9/19/2013
	9/29/2004	500,000	0			15.96	9/29/2014
	11/16/2005	500,000	0			16.35	11/16/2015
	11/17/2006	500,000	0			15.37	11/17/2016
Donnie Smith	9/19/2003	2,784	0			13.33	9/19/2013
	9/29/2004	6,000	0			15.96	9/29/2014
	11/16/2005	10,000	0			16.35	11/16/2015
	11/17/2006	20,000	0			15.37	11/17/2016
	11/16/2007	32,000	8,000	(2)		15.06	11/16/2017
	11/14/2008	24,000	16,000	(3)		4.90	11/14/2018
	11/30/2009	78,454	39,226	(4)		12.02	11/30/2019
	12/16/2009							121,602	(5)	1,948,064
	2/11/2010	188,214	94,106	(6)		15.96	2/11/2020
	11/29/2010	133,334	266,666	(7)		16.19	11/29/2020
	11/28/2011	0	400,000	(8)		19.63	11/28/2021
Dennis Leatherby	9/19/2003	6,000	0			13.33	9/19/2013
	9/29/2004	8,000	0			15.96	9/29/2014
	11/16/2005	8,000	0			16.35	11/16/2015
	11/17/2006	8,000	0			15.37	11/17/2016
	11/16/2007	6,400	1,600	(2)		15.06	11/16/2017
	6/06/2008							38,401	(5)	615,184
	11/14/2008	24,000	16,000	(3)		4.90	11/14/2018
	10/05/2009										6,087	(9)	97,514
	11/30/2009	26,667	13,333	(4)		12.02	11/13/2019
	10/04/2010										4,613	(10)	73,900
	11/29/2010	13,334	26,666	(7)		16.19	11/29/2020
	10/03/2011										4,320	(11)	69,206
	11/28/2011	0	40,000	(8)		19.63	11/28/2021
Donnie King	9/29/2004	10,000	0			15.96	9/29/2014
	11/16/2005	10,000	0			16.35	11/16/2015
	11/17/2006	10,000	0			15.37	11/17/2016
	11/16/2007	32,000	8,000	(2)		15.06	11/16/2017
	11/14/2008	24,000	16,000	(3)		4.90	11/14/2018
	10/05/2009										10,146	(9)	162,539

	Option Awards							Stock Awards
Name	Grant Date or Beginning of Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Donnie King	11/30/2009	26,667	13,333	(4)		12.02	11/30/2019
	12/09/2009							24,692	(5)	395,566
	11/29/2010	39,227	78,453	(7)		16.19	11/29/2020
	11/28/2011	0	117,680	(8)		19.63	11/28/2021
James V. Lochner	9/19/2003	15,000	0			13.33	9/19/2013
	9/29/2004	40,000	0			15.96	9/29/2014
	11/16/2005	50,000	0			16.35	11/16/2015
	11/17/2006	50,000	0			15.37	11/17/2016
	11/16/2007	40,000	10,000	(2)		15.06	11/16/2017
	11/14/2008	30,000	20,000	(3)		4.90	11/14/2018
	11/30/2009	33,334	16,666	(4)		12.02	11/30/2019
	12/16/2009							79,041	(5)	1,266,237
	2/11/2010	183,334	91,666	(6)		15.96	2/11/2020
	11/29/2010	108,334	216,666	(7)		16.19	11/29/2020
	11/28/2011	0	325,000	(8)		19.63	11/28/2021
Noel White	9/19/2003	2,400	0			13.33	9/19/2013
	9/29/2004	6,000	0			15.96	9/29/2014
	11/16/2005	40,000	0			16.35	11/16/2015
	11/17/2006	40,000	0			15.37	11/17/2016
	11/16/2007	32,000	8,000	(2)		15.06	11/16/2017
	11/14/2008	24,000	16,000	(3)		4.90	11/14/2018
	11/30/2009	26,667	13,333	(4)		12.02	11/30/2019
	12/21/2009							24,691	(5)	395,550
	11/29/2010	39,227	78,453	(7)		16.19	11/29/2020
	2/07/2011							5,471	(5)	87,645
	11/28/2011	0	117,680	(8)		19.63	11/28/2021

The footnotes below are applicable to more than one NEO where noted.

(1)	The amounts listed in this column reflect a share price of $16.02, the closing price of our shares on the NYSE on September 28, 2012, the last trading day of our 2012 fiscal year.
(2)	These options vested and became exercisable on November 16, 2012.
(3)	One-half of these options vested and became exercisable on November 14, 2012, the remaining options are scheduled to vest and become exercisable on November 14, 2013.
(4)	These options vested and became exercisable on November 30, 2012.
(5)	These amounts include shares purchased with dividends paid on the original restricted stock award. The awards were scheduled to vest and have the restrictions lapse upon the expiration of the applicable NEO’s employment contract. Upon each of these NEOs’ execution of new employment contracts on November 14, 2012, pro rata portions of these shares vested in the following amounts: Mr. Smith (119,383); Mr. Leatherby (34,363); Mr. King (24,398); Mr. Lochner (77,598); and Mr. White (24,128) and (3,435).
(6)	These options are scheduled to vest and become exercisable on February 11, 2013.
(7)	One-half of these options vested and became exercisable on November 29, 2012. The remaining options are scheduled to vest and become exercisable on November 29, 2013.
(8)	One-third of these options vested and became exercisable on November 28, 2012. One-half of the remaining options are scheduled to vest and become exercisable on November 28, 2013, and the remaining options are scheduled to vest and become exercisable November 28, 2014.

(9)	Per instructions for this table, the number of shares reported is based on achieving the threshold performance goals. Based on the satisfaction of applicable performance criteria, these shares vested on October 2, 2012 in the amount reported.
(10)	Per instructions for this table, the number of shares reported is based on achieving the threshold performance goals. This represents an award of performance stock that vests on the second business day following the last day of fiscal year 2013 subject to the satisfaction of the applicable performance criteria.
(11)	Per instructions for this table, the number of shares reported is based on achieving the threshold performance goals. This represents an award of performance stock that vests on the second business day following the last day of fiscal year 2014 subject to the satisfaction of the applicable performance criteria.

Option Exercises and Stock Vested During Fiscal Year 2012

The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal year 2012 by each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
John Tyson	200,000	2,005,740	0	0
Donnie Smith	1,392	9,278	29,550	505,319
Dennis Leatherby	6,000	37,661	17,730	303,191
Donnie King	8,352	56,404	29,550	505,319
James V. Lochner	15,000	138,249	0	0
Noel White	1,008	6,613	0	0

(1)	The amounts in this column represent previously awarded performance stock that vested on October 5, 2011.
(2)	The amounts in this column are based on our stock price of $17.10 on October 5, 2011, which was the vesting date, plus an additional amount paid to the recipient for a fractional share.

Pension Benefits for Fiscal Year 2012

Pension benefits are available to our NEOs under the SERP. The SERP is a nonqualified deferred compensation plan providing life insurance protection to executive officers during employment and a cash benefit at retirement. Contributions to the SERP are made entirely by the Company. Retirement benefits under the SERP are paid out of a trust established by the Company in the form of a lifetime annuity. Such benefits are equal to one percent of a participant’s final average annual compensation multiplied by his or her years of creditable service. “Compensation” for purposes of this calculation includes cash compensation (salary plus non-equity performance incentive plan compensation) paid during the most recently completed calendar year. “Final average annual compensation” is the average of the cash compensation received by a participant during his or her last five completed calendar years of service. Officers prior to 2002 receive an additional one percent of their final five year average annual compensation multiplied by their final five years of creditable service. The normal retirement age under the SERP is 62, but participants may receive a benefit prior thereto, or in certain cases forfeit benefits, as further explained in the subsection titled “Elements of Compensation—Financial, Retirement and Welfare Benefit Plans” under the “Compensation Discussion and Analysis” section of this Proxy Statement. The Company does not sponsor a tax-qualified pension plan that covers NEOs.

The following table shows the years of credited service for benefit accrual purposes and the present value of the accrued benefits for each of the NEOs under the SERP as of September 29, 2012.

Name	Plan Name	Numbers of Years of Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
John Tyson	Tyson Foods, Inc. SERP	9.00	3,415,746	175,196
Donnie Smith	Tyson Foods, Inc. SERP	13.75	2,792,426	0
Dennis Leatherby	Tyson Foods, Inc. SERP	13.75	1,409,463	0
Donnie King	Tyson Foods, Inc. SERP	13.75	1,337,450	0
James V. Lochner	Tyson Foods, Inc. SERP	13.75	4,001,935	0
Noel White	Tyson Foods, Inc. SERP	13.75	1,674,785	0

(1)	The plan considers only a limited number of years of service, as more fully described above. The NEOs’ actual years of service are as follows: Mr. Tyson—40 years, Mr. Smith—31 years, Mr. Leatherby—22 years, Mr. King—30 years, Mr. Lochner—29 years and Mr. White—29 years.
(2)	The present value of these benefits is based on the following assumptions:

SERP Assumptions

	As of October 1, 2011	As of September 29, 2012
Discount Rate	4.75%	4.23%
Mortality Table for Annuities	2011 projected, static, combined tables for males and females as published in IRS Notice 2008-85	2012 projected, static, combined tables for males and females as published in IRS Notice 2008-85

The following table shows the estimated annual single life annuity payable from the plan upon retirement at age 62, based on the specific compensation and years of service classifications indicated below.

SERP Estimates

Average Compensation	Years of Service
	15	20	25	30	35
$500,000	$75,000	$100,000	$125,000	$150,000	$175,000
$750,000	$112,500	$150,000	$187,500	$225,000	$262,500
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,500,000	$225,000	$300,000	$375,000	$450,000	$525,000
$2,000,000	$300,000	$400,000	$500,000	$600,000	$700,000
$3,000,000	$450,000	$600,000	$750,000	$900,000	$1,050,000
$5,000,000	$750,000	$1,000,000	$1,250,000	$1,500,000	$1,750,000

Nonqualified Deferred Compensation for Fiscal Year 2012

The table below provides information on benefits available to the NEOs for fiscal year 2012 under the Executive Savings Plan, the Retirement Income Plan and the IBP Share Grant Program.

Name	Plan(1)	Executive Contributions in Last Fiscal Year($)(2)	Company Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(5)(6)
John Tyson	Executive Savings Plan	80,871	62,390	587,640	0	3,166,347
Donnie Smith	Executive Savings Plan	218,584	123,213	91,996	0	1,685,803
Dennis Leatherby	Executive Savings Plan	80,390	49,006	34,010	0	702,173
Donnie King	Executive Savings Plan	0	0	441	0	12,633
James V. Lochner	Executive Savings Plan	153,526	119,661	47,360	0	979,635
	Retirement Income Plan	0	0	209,145	0	4,204,092
	IBP Share Grant Program	0	0	3,831	0	77,003
Noel White	Executive Savings Plan	131,632	50,750	51,602	0	795,759
	Retirement Income Plan	0	0	25,079	0	504,114

(1)	As further detailed in the narrative below, all NEOs may participate in the Company’s Executive Savings Plan. As previous executives of IBP, inc. (“IBP”), Messrs. Lochner and White also have account balances in the Company’s Retirement Income Plan, a deferred compensation plan previously maintained by IBP as further described below. In addition, Mr. Lochner has an account balance in the IBP Share Grant Program, a plan previously maintained by IBP which has not had additional contributions since the acquisition of IBP by the Company in 2001.
(2)	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table for Fiscal Years 2012, 2011 and 2010” in this Proxy Statement. The amounts in this column include post-fiscal year 2012 contributions made from the NEOs’ non-equity incentive plan compensation attributable to fiscal year 2012 performance as follows: Mr. Tyson ($67,410); Mr. Smith ($174,969); Mr. Leatherby ($48,215); Mr. Lochner ($120,278); and Mr. White ($102,609).
(3)	Amounts in this column are included in the NEOs’ compensation reported in footnote 4 to the “Summary Compensation Table for Fiscal Years 2012, 2011 and 2010” in this Proxy Statement. The amounts reflected in this column include post-fiscal year 2012 matching contributions to the applicable NEOs pursuant to the Executive Savings Plan attributable to fiscal year 2012 performance as follows: Mr. Tyson ($53,928); Mr. Smith ($99,982); Mr. Leatherby ($38,572); Mr. Lochner ($96,223); and Mr. White ($41,043). A description of the Executive Savings Plan is provided under the heading “Financial, Retirement and Welfare Benefit Plans” in “Compensation Discussion and Analysis” of this Proxy Statement, as well as below under the heading “Executive Savings Plan”.
(4)	The above-market portion of these earnings is reported in footnote 3 to the “Summary Compensation Table for Fiscal Year 2012, 2011 and 2010” in this Proxy Statement.
(5)	The amounts in this column include post-fiscal year 2012 executive contributions and Company matching contributions as described in footnotes (2) and (3) above.

(6)	In addition to the amounts described in footnotes (2), (3) and (4) above, the amount shown in this column includes the following amounts reported as compensation for each of the NEOs in the Company’s Summary Compensation Tables in previous years:

Name	Amount
John Tyson	$85,050
Donnie Smith	$1,139,050
Dennis Leatherby	$314,320
Donnie King	$33
James V. Lochner	$830,220
Noel White	$316,039

Executive Savings Plan

The Company sponsors an Executive Savings Plan available to NEOs and other highly compensated employees of the Company that is intended to provide participants the opportunity to defer up to 100% of their salaries and cash performance incentive payments in excess of the limits of the Internal Revenue Code imposed on the Retirement Savings Plan (the qualified 401(k) plan). Participants must elect to defer their compensation for a year in the year prior to performing services, and deferral elections are generally irrevocable. The Executive Savings Plan also provides a matching contribution by the Company equal to 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed which is not otherwise matched under the Company’s Retirement Savings Plan. Performance incentive payment deferrals are also matched at the same rates. Participants’ accounts under the Executive Savings Plan are adjusted for investment gains or losses. Participants may elect how their accounts are invested from the investment options available under the Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points.

For amounts deferred to the Executive Savings Plan on or after January 1, 2005, and any earnings, gains or losses thereon, the following distribution rules apply. Participants must elect the amount of their deferrals and the time and form of their distributions prior to the year their salaries and performance incentive payments to be deferred are earned. Participants may elect to receive distributions in January following termination of employment, in January of a specified calendar year as elected by the participant, or a combination of the foregoing. Participants may apply for an earlier distribution on account of an unforeseen emergency, which is limited to an extraordinary and unforeseeable event. Participants may elect the form of their distributions in either a lump sum payment or annual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed the maximum annual contribution limit under the Retirement Savings Plan following termination of employment. Changes are permitted to these elections only in accordance with limited rules of the plan. Certain key employees may be required to delay a distribution payable at termination of employment for six months as required by law. Notwithstanding a participant’s distribution election, if a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary in January of the year following the participant’s death in five annual installments or in a lump sum if the value of the account does not exceed the maximum annual contribution limit under the Retirement Savings Plan at the time of distribution. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election. For account balances prior to January 1, 2005 and earnings, gains and losses thereon, the distribution rules described in the section below titled “Retirement Income Plan” apply.

Any assets reserved for the payment of benefit obligations under the Executive Savings Plan remain subject to the claims of our creditors. Benefits are currently paid from a grantor trust originally established to pay benefits under the Retirement Income Plan. Assets from this grantor trust can be used to pay benefits under the Executive Savings Plan only if there are sufficient assets remaining in the trust after any such payment to satisfy all benefit obligations under the Retirement Income Plan. The Company currently provides funding for this grantor trust on an ongoing basis.

Retirement Income Plan

The Company maintains the Retirement Income Plan, which is a nonqualified deferred compensation plan originally maintained by IBP. The Retirement Income Plan is currently frozen, meaning that no further contributions are permitted to be made to the plan. Prior to being frozen, certain employees of IBP could defer their compensation to the Retirement Income Plan and receive matching contributions on their deferrals in excess of limits imposed on qualified plans under the Internal Revenue Code. Accounts under the Retirement Income Plan continue to realize gain or loss. Participants may elect how their accounts are invested from the investment options available under the Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points. The Retirement Income Plan will terminate after all distributions from the plan have been made.

A participant is eligible for a distribution from the Retirement Income Plan at termination or, if the participant elects, while in-service or on account of a hardship. In-service distributions requested by June 30 are paid in January of the year following the request. Distributions requested on account of hardship may be requested at any time and distributed when approved by the plan’s administrative committee. Distributions are made in the form elected by the participant from a lump sum payment or annual or biannual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed $50,000 at the time of distribution following termination of employment. If a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary in ten annual installments following the later of the year the participant dies or would have attained age 62, in a lump sum if the value of the account does not exceed $50,000 at the time of distribution or as the beneficiary elects from the distribution options available to the participant. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election.

The assets of the Retirement Income Plan, including NEOs’ deferrals, are subject to the claims of our creditors and benefits are paid from a trust we established to secure our obligations under the plan.

Supplemental Executive Retirement and Life Insurance Premium Plan

The Company’s SERP is a nonqualified deferred compensation plan. Information on this plan is set forth above in the section titled “Pension Benefits for Fiscal Year 2012” in this Proxy Statement.

Potential Payments Upon Termination

In fiscal year 2006, the Compensation Committee adopted a severance program for officers, including the NEOs. The terms of the severance program are reflected in each new employment contract with officers executed since adoption of the severance program, which was modified in fiscal year 2009. Because Mr. Tyson’s employment contract in effect during fiscal year 2012 related to his service as non-executive chairman, his contract did not include these severance terms but did include terms specific to his contract.

Under the program, in the event the Company terminates the employment of Messrs. Smith, Leatherby, King, Lochner or White prior to the expiration of their respective employment contract terms (other than for “egregious circumstances” or by reason of their death or permanent disability), the Company will continue paying, in the case of Messrs. Smith and Lochner, such NEO’s then current base salary for a period of three years, and, in the case of Messrs. Leatherby, King and White, such NEO’s then current base salary for a period of 18 months. With respect to restricted stock awards held by Messrs. Smith, King, Lochner or White at the date of termination, if such NEO is terminated prior to one year after the award date, no vesting occurs. If such NEO is terminated at least one year after the award date but before the second anniversary of the award date, the award will vest on a pro-rata basis, and for termination occurring after the second anniversary of the award date, the award will be 100% vested. With respect to Mr. Leatherby, any restricted stock awards he has held for more than 60% of the vesting period will become 100% vested at the time of such termination. With respect to grants of stock options made to any NEO prior to 2009, such options vest 100% if, on the date of termination, (a) two years have elapsed and an NEO has reached age 55 and the sum of such NEO’s age and years of service with the Company equals or exceeds 70, or (b) three years have elapsed from the date of the option grant. For grants of stock options made to any NEO in 2009 and after, such grants will vest 100% at the time of an NEO’s termination if at least two years have elapsed since the date of the grant.

If the employment of Messrs. Smith, Leatherby, King, Lochner or White terminates because of his death or disability, the NEO (or his estate) will receive a prorated performance incentive payment in a lump sum payment for the portion of his time worked during the fiscal year in which his termination occurs based on his performance incentive payment received in the fiscal year preceding the year of termination and any unvested options, restricted stock and performance stock (subject to satisfaction of performance criteria) shall vest. If the NEO’s employment terminates for “egregious circumstances” he is not entitled to any of the foregoing benefits and will receive only his accrued but unpaid compensation as of the date of his termination. The term “egregious circumstances” means that the NEO engages in misconduct that results in injury to the Company or is convicted of a job-related felony or misdemeanor.

Pursuant to the terms of the employment contract in place for Mr. Tyson during fiscal year 2012, in the event his employment was terminated by the Company, the Company was obligated to continuing paying his base salary until expiration of the term of the contract (fiscal year 2020).

Messrs. Smith, Leatherby, King, Lochner and White would have been entitled to the following estimated payments and benefits from the Company if a termination occurred on September 29, 2012 under the following circumstances. In addition, NEOs may be eligible for payment of their accounts under the Company’s qualified retirement plan, the Employee Stock Purchase Plan and nonqualified plans. For the benefits under these plans, see the sections titled “Compensation Discussion and Analysis,” “Pension Benefits for Fiscal Year 2012” and “Nonqualified Deferred Compensation for Fiscal Year 2012” of this Proxy Statement.

	Tyson				Smith
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$4,000,000	(1)	$0	$4,000,000	$2,700,000	(2)	$0	$0
Prorated Performance Incentive Payment(3)	$0		$0	$0	$0		$0	$2,969,298
Accrued and Unpaid Vacation	$0		$0	$0	$69,231		$69,231	$69,231
Acceleration of vesting of equity-based compensation awards(4)	$0		$0	$0	$2,296,214		$0	$2,296,214
Health Insurance	$770,495	(5)	$0	$199,634	$46,051	(6)	$0	$0

Total	$4,770,495		$0	$4,199,634	$5,111,496		$69,231	$5,334,743

	Leatherby				King
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$849,750	(7)	$0	$0	$822,000	(7)	$0	$0
Prorated Performance Incentive Payment(3)	$0		$0	$1,215,214	$0		$0	$1,256,152
Accrued and Unpaid Vacation	$43,577		$43,577	$43,577	$42,154		$42,154	$42,154
Acceleration of vesting of equity-based compensation awards(4)	$847,956		$0	$847,956	$634,498		$0	$634,498
Health Insurance	$25,051	(8)	$0	$0	$25,051	(8)	$0	$0

Total	$1,766,334		$43,577	$2,106,747	$1,523,703		$42,154	$1,932,804

	Lochner				White
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$2,781,000	(2)	$0	$0	$822,000	(7)	$0	$0
Prorated Performance Incentive Payment(3)	$0		$0	$2,969,298	$0		$0	$1,458,277
Accrued and Unpaid Vacation	$71,308		$71,308	$71,308	$42,154		$42,154	$42,154
Acceleration of vesting of equity-based compensation awards(4)	$1,570,401		$0	$1,570,401	$683,455		$0	$722,127
Health Insurance	$41,346	(6)	$0	$0	$25,051	(8)	$0	$0

Total	$4,464,055		$71,308	$4,611,007	$1,572,660		$42,154	$2,222,558

(1)	This amount represents the continued payment of the NEO’s base salary for eight years, the remaining term of his employment contract.
(2)	This amount represents the continued payment of the NEO’s base salary for three years.
(3)	These amounts represent 100% of the NEOs’ prorated performance incentive payments from the prior fiscal year.
(4)	The amounts in this row represent the value of each NEO’s unvested stock options and restricted stock that are vested on account of a termination, based on our stock price of $16.02 as of the last day of fiscal year 2012. No amount is included for performance stock; however, if performance stock vests in the future pursuant to satisfaction of performance criteria, such stock will be awarded to the NEO or his estate.
(5)	This amount represents the premiums to continue the NEO’s coverage under the EMRP and health insurance plan for his life and his dependent children until they reach 26 years of age.
(6)	These amounts represent the premiums to continue the NEO’s coverage under the EMRP and health insurance plan for three years following termination.
(7)	These amounts represent continued payment of the NEO’s base salary for 18 months.
(8)	These amounts represent the premiums to continue the NEO’s coverage under our medical reimbursement and health insurance plans for 18 months following termination.

Potential Payments Upon a Change in Control

Each employment contract in place between the Company and the NEOs in fiscal year 2012 contained change in control provisions in favor of the NEOs. Each of these contracts provided for the acceleration of vesting of the equity-based compensation awards held by such NEOs upon the occurrence of a change of control of the Company. Under the contracts, “change in control” was defined as any one of the following: (1) the acquisition by any individual or entity of the Company’s voting securities where the acquisition caused the individual or entity to own 25% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors; (2) a merger, consolidation, combination or like transaction involving the Company in which the shareholders of the Company immediately prior to the transaction did not own at least 50% of the voting power of the issued and outstanding capital stock of the Company immediately after the transaction; (3) the sale or transfer by the Company of more than 50% of its assets or by any shareholder or shareholders of the Company of more than 50% of the voting power of the issued and outstanding capital stock of the Company in any one transaction or a series of related transactions occurring within a one year period in which the Company, any corporation controlled by the Company or the shareholders of the Company immediately prior to the transaction did not own at least 50% of the voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction; (4) a majority of the persons who were members of the Board ceased to be directors within any 12-month period; or (5) the dissolution or liquidation of the Company. However, for the purpose of the acceleration of vesting of equity-based compensation awards, a change of control did not include any event as a result of which one or more of the following persons or entities possessed, immediately after such event, over 50% of the combined voting power of the Company or any successor entity: (i) Tyson Limited Partnership, or any successor entity; (ii) individuals related to Don Tyson by blood, marriage or adoption, or the estate of any such individual (including Don Tyson); or (iii) any entity in which one or more individuals or estates described in the preceding clauses (i) and (ii) possessed over 50% of the combined voting power or beneficial interests of such entity. If such a change of control occurred, any stock options, restricted stock or performance stock that had been previously granted to the executive officer were to vest (to the extent not already vested) 60 days after the occurrence of the change of control or upon any earlier date after such change of control if the executive officer is terminated other than for “egregious circumstances,” as defined in the NEO’s contract.

Each NEO would have been entitled to the following estimated payments and benefits from the Company or its successor if a change in control occurred on September 29, 2012.

	Tyson	Smith	Leatherby	King	Lochner	White
Acceleration of vesting of equity-based compensation awards(1)	$0	$2,296,214	$1,329,207	$959,576	$1,570,401	$722,127
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0

Total	$0	$2,296,214	$1,329,207	$959,576	$1,570,401	$722,127

(1)	The amounts in this row represent the value of the NEOs’ unvested stock options, restricted stock and performance stock that are vested on account of the change in control, based on our stock price of $16.02 as of the last day of fiscal year 2012.

If the Company terminated any NEO following a change in control, the NEO was not entitled to any unique benefit because his termination followed a change in control. Instead, the NEO who was terminated following a change in control would receive the termination benefits described above under the section titled “Potential Payments Upon Termination.” The payments available on a change in control are more particularly described under the section titled “Certain Benefits Upon a Change in Control” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

The Board adopted a Director Compensation Policy in 2011 which provides that each director who is not an employee of the Company receives (i) an annual retainer of $80,000 (payable in quarterly installments); (ii) a grant of a deferred stock award for shares of Class A Common Stock having a value of $125,000 on the date of election or re-election as a director at the Annual Meeting of Shareholders, which award does not become payable until 180 days after termination of his or her service as a director; and (iii) the option to defer any portion of his or her retainer (which would be credited with interest semi-annually) or to take Class A Common Stock in lieu of the cash retainer. The number of shares received would vary according to the market value of the stock on the payment date of the retainer. Additionally, the Chairpersons of the Audit Committee and Compensation Committee receive an additional $12,500 annual retainer to be paid in quarterly installments, the Chairpersons of the Governance Committee and the Nominating Committee receive an additional $10,000 annual retainer to be paid in quarterly installments, and the Lead Independent Director receives an additional $25,000 annual retainer to be paid in quarterly installments.

The table below summarizes the total compensation earned or paid by the Company to directors who were not executive officers during fiscal year 2012.

Name	Fees earned or paid in cash($)		Stock awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings($)	All other compensation ($)		Total($)
Kathleen M. Bader	80,000		125,000	0	0	0	0		205,000
Gaurdie E. Banister Jr.	80,000		125,000	0	0	0	0		205,000
Jim Kever	117,500		125,000	0	0	0	0		242,500
Kevin M. McNamara	92,500	(3)	125,000	0	0	0	0		217,500
Brad T. Sauer	80,000		125,000	0	0	0	0		205,000
Robert Thurber	91,250		125,000	0	0	0	*		220,671
Barbara A. Tyson	60,000		125,000	0	0	0	18,168	(4)	203,168
Albert C. Zapanta	90,000		125,000	0	0	0	*		215,884

*	Indicates value less than $10,000
(1)	The amounts in this column represent the grant date fair value of these deferred stock awards. The Company has determined the fair value of these awards in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 718 and based on the assumptions set forth in Note 13, “Stock-based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2012. Recipients of these awards are entitled to dividends during the vesting period. These dividends are converted to additional shares and credited to each recipient, who then receives these additional shares upon vesting.
(2)	As of the last day of fiscal year 2012, outstanding deferred stock awards for the directors were as follows: Ms. Bader (6,493); Mr. Banister (6,493); Mr. Kever (46,648); Mr. McNamara (30,863); Mr. Sauer (25,014); Mr. Thurber (16,465); Ms. Tyson (6,493) and Mr. Zapanta (46,648).
(3)	Mr. McNamara elected to take his annual director and chairperson retainer in the form of Class A Common Stock, payable in four quarterly installments. In lieu of the cash retainer, Mr. McNamara received 1,195 shares of Class A Common Stock and $13.70 in payment for a fractional share.
(4)	This amount includes premiums paid by the Company for a health insurance plan and the EMRP and payments under a consulting agreement in effect from October 2, 2011 to November 30, 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 29, 2012. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions above, the Audit Committee recommends to the Board the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012 for filing with the SEC.

The Board has delegated to the Audit Committee the responsibility to, among other things, (i) oversee and monitor the Company’s financial reporting, auditing and accounting process, (ii) be directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (iii) review and oversee the Company’s internal audit department, and (iv) provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal auditor and the Board. The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. The Audit Committee’s charter was last amended by the Board during August 2012 and is available on the Company’s Investor Relations website at http://ir.tyson.com or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

Audit Committee of the Board of Directors

Jim Kever, Chairman

Kathleen Bader

Kevin M. McNamara

Brad T. Sauer

CERTAIN TRANSACTIONS

The following list is a summary of transactions occurring during fiscal year 2012, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the annual amount involved exceeds $120,000, and (iii) in which the Company’s NEOs, directors, nominees, principal shareholders and other related parties had a direct or indirect material interest or which the Company has chosen to voluntarily disclose.

1. The Company had an aircraft lease agreement with Tyson Family Aviation, LLC, of which the Donald J. Tyson Revocable Trust (Mr. John Tyson is one of the trustees), Mr. John Tyson and the Randal W. Tyson Testamentary Trust were members during fiscal year 2012. During fiscal year 2012, the Company made aggregate lease payments to Tyson Family Aviation, LLC of $258,400 plus an amount for personal property taxes. The aircraft is not segregated from other personal property at the aircraft facility for personal property tax purposes; however, the Company estimates the personal property tax for the aircraft is $108,648. During fiscal year 2012, the plane was sold by Tyson Family Aviation, LLC and the Company now leases the aircraft from the third party buyer who has no affiliation with the Company.

2. The Company has agreements with an entity for the lease of wastewater treatment plants that service chicken processing facilities owned by the Company in Nashville, Arkansas and Springdale, Arkansas. During fiscal year 2012 interests in the lessor entity were owned by the following persons: the Donald J. Tyson Revocable Trust (of which Mr. John Tyson is one of the trustees); Berry Street Waste Water Treatment Plant, LP (of which the Tyson Limited Partnership (“TLP”) owns 90%); Carla Tyson (sister of Mr. John Tyson), Cheryl Tyson (sister of Mr. John Tyson), and Joslyn J. Caldwell-Tyson (sister of Mr. John Tyson). Aggregate lease payments made by the Company during fiscal year 2012 with respect to the Nashville facility were $687,500 plus $12,217 for property taxes attributable to the treatment plant. Aggregate lease payments made by the Company during fiscal year 2012 with respect to the Springdale facility were $412,500 plus an amount for property taxes; however, for property tax purposes the treatment plant is not segregated from the processing facility and, as such, the amount of property tax attributable to the treatment plant is not known.

All related party transactions described above have been reviewed by the Governance Committee, which has determined that the transactions are fair to the Company. This review typically entails the receipt of appraisals or other information from independent third parties which are utilized in the Governance Committee’s determination of fairness. The Board does not have a separate written policy regarding the review and approval of related party transactions. However, our Governance Committee charter requires that the Governance Committee review and approve all transactions with related persons as may be required to be disclosed by the rules of the SEC. The Governance Committee is responsible for determining whether such transactions are fair to the Company. Directors and executive officers are specifically asked to disclose such transactions in our annual Directors and Officers Questionnaire.

In addition to the SEC requirements regarding related party transactions, the Company has agreed that, in connection with the settlement on April 8, 2008 of certain shareholder litigation styled In re Tyson Foods, Inc. Consolidated Shareholder Litigation, it will not engage in any new related party transactions with the TLP, Mr. Don Tyson, any spouse, child, grandchild, parent or sibling of Mr. Don Tyson, or any NEO unless prior to entry of any such transaction there has been a unanimous finding by the Governance Committee that either (a) reasonably equivalent transactions on reasonably equivalent terms are not available from third parties who are not related parties, or (b) special or exigent circumstances exist which would not make it practical or desirable under the circumstances to investigate the availability of third party options. These additional requirements do not apply to (a) related party transactions already existing or in place during part or all of calendar year 2007, or (b) renewals of any transactions between the Company and any such related parties already existing or in place during part or all of calendar year 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers and the beneficial owners of more than ten percent of the Company’s shares are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the SEC. Based solely on information provided to the Company by individual directors and executive officers and the beneficial owners of more than ten percent of the Company’s shares, the Company believes that during fiscal year 2012 and prior fiscal years, all filing requirements applicable to directors and executive officers have been complied with in a timely manner, except that a Form 4 for Curt Calaway to report a restricted stock grant awarded in connection with his appointment as Senior Vice President and Controller of the Company was filed late.

SHAREHOLDER PROPOSALS

It is currently anticipated that the 2014 Annual Meeting of Shareholders (“2014 Annual Meeting”) will be held on January 31, 2014. Proposals of shareholders intended to be presented at the 2014 Annual Meeting must be received by the Company’s corporate secretary at the Company’s executive office on or before August 23, 2013 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

Additionally, the Company’s by-laws provide that for any shareholder business to be brought before and considered at an annual meeting by a shareholder, the shareholder must provide, deliver or mail notice thereof to the corporate secretary of the Company at the principal executive office of the Company (and the corporate secretary must receive such notice) not less than 75 days nor more than 100 days prior to the date of such annual meeting. To be timely for purposes of the 2014 Annual Meeting, the notice must be received by the Company’s corporate secretary at the Company’s executive office on or before November 17, 2013, but in no event earlier than October 23, 2013.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may direct communications to individual directors, including the Lead Independent Director, a Board committee, the non-management directors as a group or the Board as a whole, by addressing the communication to the named individual, the committee, the non-management directors as a group or the Board as a whole, c/o Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations may be made by executive officers, directors and employees of the Company personally or by mail, telephone or other similar means of communication. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

ADDITIONAL INFORMATION AVAILABLE

Upon written request of any shareholder or other interested persons, the Company will furnish a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to the corporate secretary, at the Company’s executive office. The written request must state that as of December 3, 2012, the person making the request was a beneficial owner of capital stock of the Company. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2012, including the financial statements and schedules thereto, is available on the Company’s Investor Relations website at http://ir.tyson.com.

HOUSEHOLDING OF PROXY MATERIALS

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is permitted to deliver a single copy of the proxy materials to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. If the Company has not received such contrary instructions, then shareholders receiving a single copy of the Company’s proxy materials are deemed to have consented to householding. This procedure reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction forms. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To request additional copies of any of these documents, please submit your request to the Company in writing at the address, or by calling the phone number, provided below.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the corporate secretary by mail at 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

By Order of the Board of Directors

R. Read Hudson

Secretary

December 21, 2012

APPENDIX A

TYSON FOODS, INC.

2000 STOCK INCENTIVE PLAN

(As Amended and Restated as of February 1, 2013)

SECTION 1—DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means (i) any Subsidiary; (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or (3) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Board of Directors” means the board of directors of the Company.

(c) “Change in Control” except as may otherwise be explicitly specified in a Stock Incentive Agreement or Stock Incentive Program, means any one of the following events which may occur after the date hereof:

(1) the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Section, the following shall not be deemed to result in a Change in Control, (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change in Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(2) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

(3) the sale or transfer (other than as security for the Company’s obligations) of more than fifty percent (50%) of the assets of the Company in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(4) the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(5) within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company shall be deemed to be an Incumbent Director; or

(6) the dissolution or liquidation of the Company;

provided, however, that with respect to any Stock Incentive subject to the time and form of payment rules Code Section 409A and which provides for payment due to a Change in Control, “Change in Control” shall mean “a change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation” as defined in Code Section 409A (as may be modified under the Stock Incentive Agreement or Stock Incentive Program and as permitted by Code Section 409A).

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service, “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the independence requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Stock Incentives granted by an officer or officers of the Company and/or the Chairperson of the Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(f) “Company” means Tyson Foods, Inc., a Delaware corporation.

(g) “Disability” unless otherwise defined by the Committee in the applicable Stock Incentive Agreement or Stock Incentive Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, with respect to any Stock Incentive subject to the time and form of payment rules Code Section 409A and which provides for payment due to a Disability, “Disability” shall mean “disability” as defined in Code Section 409A (as may be modified under the Stock Incentive Agreement or Stock Incentive Program and as permitted by Code Section 409A).

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Exercise Price” has the meaning ascribed to it in Section 3.2(a).

(j) “Fair Market Value” with regard to a date means the closing price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the New York Stock Exchange and published in The Wall Street Journal.

(k) “Incentive Stock Option” means an incentive stock option contemplated by the provisions of Code Section 422 or any successor thereto.

(l) “Nonqualified Stock Option” means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

(m) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(n) “Other Stock-Based Award” means a Stock Incentive described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(o) “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Company stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(p) “Participant” means an individual who receives a Stock Incentive hereunder; provided, however, that for purposes of delivering Stock Incentives to persons located in the United Kingdom, only an employee who is on the payroll and performs duties as a bona fide employee of a United Kingdom-registered Affiliate shall be eligible to be a Participant hereunder.

(q) “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Affiliate, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence. The achievement of the Performance Goals established by the Committee for any Performance Period will be determined without regard to the effect on such Performance Goals of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity. The Performance Goals established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

(1) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(2) operating cash flow and/or growth in operating cash flow in relation to target objectives;

(3) cash available in relation to target objectives;

(4) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(5) revenue and/or growth in revenue in relation to target objectives;

(6) total shareholder return (measured as the total of the appreciation of, and dividends declared on, the Stock) in relation to target objectives;

(7) return on invested capital in relation to target objectives;

(8) return on shareholder equity in relation to target objectives;

(9) return on assets in relation to target objectives;

(10) return on common book equity in relation to target objectives;

(11) operating income in relation to target objectives;

(12) EBIT, EBITDA or EBITDAR in relation to target objectives; or

(13) Company stock price performance as compared against a peer group of companies selected by the Committee; or

(14) any combination of the foregoing.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

(r) “Performance Period” means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

(s) “Plan” means the Tyson Foods, Inc. 2000 Stock Incentive Plan.

(t) “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1) in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (i) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (ii) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2) in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient where (i) the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient expires, if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (ii) with respect to amounts payable to the Participant under a Stock Incentive upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before a date that is at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will actually be paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3) in any case, as may otherwise be permitted under Code Section 409A.

(u) “Stock” means the Company’s Class A $.10 par value common stock.

(v) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(w) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(x) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(y) “Stock Incentives” means, collectively, Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(z) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the

Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa) “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2—THE STOCK INCENTIVE PLAN

2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining such key personnel.

2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 90,000,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentives, including without limitation, Incentive Stock Options. At no time may the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of a Stock Incentive under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3 Administration of the Plan.

(a) The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

(b) Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Committee to do one or more of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Stock Incentives under the Plan; (2) determine the number of shares of Stock subject to such Stock Incentives; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Stock

Incentives; (3) interpret the provisions of a Stock Incentive Agreement or Stock Incentive Program; and / or (4) determine the treatment of Stock Incentives upon a Termination of Employment or Separation from Service.

2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). Notwithstanding any of the foregoing to the contrary, for purposes of delivering Stock Incentives to persons located in the United Kingdom, only an employee who is on the payroll and performs duties as a bona fide employee of a United Kingdom-registered Affiliate shall be eligible to be a Participant hereunder.

SECTION 3—TERMS OF STOCK INCENTIVES

3.1 Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options, Stock Appreciation Rights and other Stock Incentives as described in the following sentence. To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights and (3) Other Stock-Based Awards that are not settled in cash (to the extent they are granted with the intent that they qualify as performance-based compensation under Section 162(m) of the Code) may be granted during any calendar year to any employee may not exceed 1,000,000, subject to adjustment in accordance with Section 5.2 and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash may not exceed Five Million Dollars ($5,000,000). In applying this limitation, if an Option or Stock Appreciation Right, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected employee’s 1,000,000 share limit for the appropriate calendar year.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or payment of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive

Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Stock Incentive. The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

(c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e) Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except as provided in this Section. Following a Participant’s death, Stock Incentives shall be transferred or assigned to the Designated Beneficiary; or if the Participant does not have a Designated Beneficiary, to the Participant’s surviving spouse; or if the Participant is unmarried, to the Participant’s estate. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death. Stock Incentives are exercisable, during the Participant’s lifetime, only by the Participant or by the legal representative of the Participant. In the event of the death of the Participant, Stock Incentives are only exercisable by the Designated Beneficiary; or if the Participant does not have a Designated Beneficiary, by the Participant’s surviving spouse; or if the Participant is unmarried, by the legal representative of the Participant’s estate if one is appointed within ninety (90) days of the Participant’s death; or if no such legal representative is appointed, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death. For purposes of this Section, the Participant’s ‘Designated Beneficiary’ is the beneficiary of the Participant designated in writing in the manner and within the time frame provided by the Committee.

(f) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan or Stock Incentive) or would be inconsistent with other provisions of the Plan.

3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

(c) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(1) by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2) in a cashless exercise through a broker; or

(3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h) No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Stock Incentive.

3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c) No Repricing or Buyouts. Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for: (1) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered; (2) Stock; (3) cash, or (4) any other Stock Incentive.

3.4 Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of any of the following: (i) a number of, or the value of, a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee, or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a) Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5 Treatment of Awards Upon Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service, or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4—RESTRICTIONS ON STOCK

4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5—GENERAL PROVISIONS

5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Incentive, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Incentive pursuant to such procedures as the Committee may establish. A Participant may satisfy the withholding tax in cash, cash equivalents, or, if and to the extent the applicable Stock Incentive Agreement, Stock Incentive Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, tax withholding obligation arising from exercise or payment of a Stock Incentive.

5.2 Changes in Capitalization; Merger; Liquidation.

(a) The number and kind of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number and kind of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant, or payment as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award; the Exercise Price of each outstanding Option; the specified number and kind of shares of Stock to which each outstanding Stock Appreciation Right and Other Stock-Based Award pertains; the total number of shares of Stock that may be subject to Stock Incentives granted by one or more officers of the Company and/or the Chairperson of the Committee; the maximum number of shares as to which Options, Stock Appreciation Rights, and other Stock Incentives may be granted to an employee during any calendar year; and the threshold price of each Stock Appreciation Right, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Incentive to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Stock Incentives and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new stock incentives by the Company or by a third party, the settlement of any Stock Incentive in cash or cash equivalents, the acceleration of Stock Incentives, the removal of restrictions on outstanding Stock Incentives, other adjustments to outstanding Stock Incentives or the termination of outstanding Stock Incentives in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Stock Incentives, all as may be provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. The Committee may also use the Plan to assume stock incentives not originally granted under the Plan. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

(c) Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer in lieu of the shares of Stock that are subject to the Stock Incentive.

(d) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3 Stock Incentives to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of a Stock Incentive; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

5.4 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.5 Compliance with Code.

(a) Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b) Code Section 409A. Except to the extent provided otherwise by the Committee, Stock Incentives under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that a Stock Incentive, Stock Incentive Agreement, Stock Incentive Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Stock Incentive, Stock Incentive Agreement, Stock Incentive Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Stock Incentive Agreement, and / or Stock Incentive Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.6 Right to Terminate Employment or Service Relationship. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director or service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or service relationship at any time.

5.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.8 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.9 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.10 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.11 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

5.12 Choice of Law. The laws of the State of Delaware govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

IN WITNESS WHEREOF, the Company has executed this Plan on this      day of                 , 2013.

TYSON FOODS, INC.

By:
Title:

APPENDIX B

TYSON FOODS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated as of February 1, 2013)

PURPOSE OF THE PLAN

The purpose of the Tyson Foods, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Tyson Foods, Inc. (“Tyson”) and its Participating Affiliates a convenient way to acquire shares of Tyson’s Class A Common Stock through periodic investment and thus maintain and stimulate employee interest in the growth and profitability of Tyson by means of an opportunity to share in a proprietary interest in Tyson. The purpose of this amendment and restatement of the Plan is to incorporate all prior amendments to the Plan since it was last amended and restated as effective October 1, 2008. This amendment and restatement is effective as of February 1, 2013, subject to the approval by the shareholders of Tyson at the meeting scheduled on the same date. In the event this restatement is not approved by the shareholders of Tyson at such meeting, the Plan will continue in effect as prior to this restatement.

ARTICLE I

Definitions

1.1 Affiliate. “Affiliate” shall include all wholly-owned subsidiaries of Tyson and any other entity which may be designated from time to time as such by the Board of Directors of Tyson.

1.2 Base Earnings. “Base Earnings” means the amount of regular salary or wages, including overtime payments and commission payments, but does not include discretionary and non-discretionary performance incentive payments or other irregular payments made by an Employer to a Participant.

1.3 Committee. “Committee” shall mean the administrative committee appointed by the Board of Directors of Tyson to carry out the purposes of the Plan as set forth in Section 5.1 below.

1.4 Effective Date. The “Effective Date” of this Plan, as amended and restated, is February 1, 2013.

1.5 Eligible Employee. “Eligible Employee” means any person (including a corporate officer) who is employed as a common law employee and classified as working in the regular service of Tyson or a Participating Affiliate; provided, however, such term shall not include any person who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such person under this Plan.

1.6 Employer. “Employer” means Tyson and all Participating Affiliates.

1.7 Leave of Absence. “Leave of Absence” means absence from the active service with Tyson or an Affiliate, with the permission of the Employer, by reason of illness, military service, or for any other reason as approved or allowed by the Employer’s personnel policies. Such Leave of Absence will not terminate an Eligible Employee’s Service, provided he returns to active employment at the expiration of his leave in accordance with his Employer’s policy with respect to permitted absences. An Eligible Employee whose Service is terminated and who is subsequently re-employed by Tyson or an Affiliate will, for all purposes of the Plan, be considered a new employee as of the effective date of his reemployment.

1.8 Pay Period, Payday. “Pay Period” means the interval of a time for which an Eligible Employee regularly receives his compensation, and “Payday” means the day on which the Eligible Employee regularly receives his compensation for the Pay Period.

1.9 Participant. “Participant” means an Eligible Employee who has elected to participate in the Plan in accordance with Article II until the Participant withdraws from the Plan and receives a complete distribution of Stock and cash credited to his Plan account.

1.10 Participating Affiliate. “Participating Affiliate” means an Affiliate that has adopted the Plan with the consent of the Board of Directors of Tyson. If an organization which is or has become an Affiliate ceases to be an Affiliate, such organization shall be deemed to have withdrawn from participation in the Plan.

1.11 Payroll Deduction Authorization. The “Payroll Deduction Authorization” shall be in a form specified by the Plan Administrator and shall direct the Employer to withhold from a Participant’s paycheck a specified dollar amount or a specified percentage of his Base Earnings to be used for the purchase of Stock under this Plan.

1.12 Plan Administrator. The “Plan Administrator” shall be responsible for the administration of the Plan and, in lieu of any designation by the Board of Directors of Tyson to the contrary, Tyson shall serve as the Plan Administrator and shall act through the Committee as its representative.

1.13 Prevailing Market Price. The term “Prevailing Market Price” shall mean:

(a) the actual purchase price if purchased in the open market; or

(b) if treasury shares are purchased:

(i) if the Stock is not at the time listed or admitted to trading on a stock exchange or in the over-the-counter market under the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the Prevailing Market Price shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by Tyson and regularly reporting the market price of the Stock in such market; or

(ii) if the Stock is at the time listed or admitted to trading in the over-the-counter market under NASDAQ or on any stock exchange, then the Prevailing Market Price shall be the reported closing sale price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question, then the reported closing asked price of the Stock on such date shall be determinative of Prevailing Market Price; or

(c) if a combination of treasury shares and shares purchased in the open market are utilized, then the Prevailing Market Price shall be determined by the actual purchase(s).

1.14 Service. “Service” means that period of continuous uninterrupted employment with Tyson or any one or more of its Affiliates from an Eligible Employee’s first day of employment until his date of termination of employment with all Affiliates. However, in the case of an Affiliate which has been acquired by Tyson through the acquisition of substantially all of the assets or all of the stock of the Affiliate, Service shall include employment prior to the date on which such Affiliate is designated as a Participating Affiliate on such terms as the Board of Directors of Tyson may expressly provide. Service with two or more Affiliates during consecutive periods shall be considered continuous service with one Affiliate.

1.15 Stock. All references herein to “Stock” shall mean shares of Class A Common Stock of Tyson.

1.16 Termination of Service. “Termination of Service” means any absence from the employment of Tyson or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not deemed a Leave of Absence as defined herein.

ARTICLE II

Eligibility to Participate

Except as provided below, each Eligible Employee of Tyson or of a Participating Affiliate who has completed three full calendar months of Service shall be eligible to participate in the Plan commencing on the first Payday that falls on or after the first day of the immediately succeeding month.

ARTICLE III

Employee Participation and Contributions

3.1 Voluntary, Non-Discriminatory Plan. Participation in this Plan shall be voluntary and all Participants shall have the same rights and privileges under the Plan, except to the extent the terms of the Plan otherwise provide.

3.2 How an Employee Elects to Participate. Except as provided in Sections 3.9 and 4.2 below, an Eligible Employee may elect to participate in the Plan by executing or otherwise authorizing a “Payroll Deduction Authorization” (within the time period prescribed by the Plan Administrator) prior to the Payday on which the Eligible Employee will begin participation. By confirming a Payroll Deduction Authorization, an Eligible Employee also affirms his acceptance of the terms of this Plan.

3.3 Limits on Contribution. The minimum payroll deduction shall be one dollar ($1.00) per week and the maximum shall be twenty-five dollars ($25.00) per week, as the Participant shall elect, or, in the alternative, the minimum payroll deduction shall be one percent (1%) of Base Earnings and the maximum shall be twenty percent (20%) of Base Earnings. At such times as permitted by the Plan Administrator, a Participant may increase or decrease his contribution under the Plan by any multiple of one dollar ($1.00) or one percent (1%); however, no Eligible Employee may contribute, in any one year, more than twenty percent (20%) of his Base Earnings or, if he elects a payroll deduction of a specific dollar amount, twenty-five dollars ($25.00) per week.

3.4 Voluntary Withdrawal from the Plan. A Participant who remains employed by an Employer may withdraw from the Plan by submitting a notice of cancellation of his Payroll Deduction Authorization in the manner and to the person determined by the Plan Administrator from time to time, but no later than prior to the Payday for which the cancellation is to be effective. Any Participant who so withdraws from the Plan may renew his participation in the Plan as soon as administratively practicable and will be entitled to withdraw his Stock from the Plan only in accordance with Section 6.2.

3.5 Termination of Service Means Withdrawal from Plan. Upon a Participant’s Termination of Service, the Participant will be deemed to have withdrawn from the Plan as of his last regular Payday.

3.6 Effect of Participant’s Withdrawal from Plan. On and after the effective date of a Participant’s withdrawal from the Plan, no further contribution under the Plan shall be permitted by or made for the Participant, except as may be provided pursuant to this Section 3 and Section 4.2 below.

3.7 Bookkeeping Accounts. All payroll deductions made for a Participant shall be credited to the Participant’s Plan account. Such payroll deductions shall be commingled with the general assets of Tyson and no separate fund shall be established. Participant accounts are kept solely for bookkeeping purposes.

3.8 Distributions from Plan Upon Termination of Service. Upon a Participant’s Termination of Service for any reason other than death, the Committee shall obtain a share certificate representing the number of shares of Stock to which the Participant is entitled and shall send the share certificate and a check for the sum of uninvested funds held to the credit of such Participant, by ordinary mail or other mode of delivery deemed appropriate by the Committee, to the Participant’s mailing address last known to the Employer. Upon the death of a Participant and upon receipt by the Employer of proof of identity and existence at the Participant’s death of a validly designated beneficiary under the Plan, the Committee shall obtain and forward the share certificate and check for uninvested funds in the manner provided above to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such death, any Stock and cash credited to the Participant under the Plan shall be payable to the spouse to whom the Participant was legally married at the time of his or her death and, if the deceased Participant is not survived by a spouse to whom he or she was legally married at the time of the Participant’s death, any such Stock and cash shall be payable to the executor or administrator of the estate of the Participant. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan. Following a Termination of Service, a Participant (or beneficiary) shall have the continuing obligation of keeping the Plan Administrator apprised of his or her current mailing address.

3.9 Repurchases. Prior to the date that a Participant experiences a Termination of Service and for a limited period of time following a Termination of Service, as established by the Plan Administrator from time to time pursuant to procedures uniformly applied, a Participant may sell shares of Stock purchased under the Plan to Tyson at the Prevailing Market Price pursuant to such further procedures and conditions as may be established by the Plan Administrator from time to time

3.10 Liquidation of Participant Accounts. The Committee may liquidate the account of a Participant who has not made contributions pursuant to Article III for a extended period of time as determined pursuant to such administrative procedures as may be adopted from time to time and applied consistently.

ARTICLE IV

Employer Contributions

4.1 Employer Matching Contributions.

(a) Each Participant who has completed at least one year of Service (as defined above) with Tyson or a Participating Affiliate shall be entitled to Employer matching contributions on that Participant’s contributions, if any, made following completion of the first year of Service in the amount and manner as determined in Subsections (b) and (d) of this Section.

(b) Contributions made pursuant to this Section 4.1 shall match only a portion of the Participant contributions made pursuant to Section 3.2 above. Such matching contributions shall be equal to a percentage, not to exceed fifty percent (50%), of the first ten percent (10%) of Base Earnings deferred by an eligible Participant under Section 3.2 of the Plan. The Board of Directors of Tyson (or any committee of the Board of Directors) shall determine from time to time on a prospective basis the level of contributions to be made pursuant to this Section 4.1(b), consistent with the general parameters set forth in the immediately preceding sentence. The Committee shall advise eligible Participants of any change in the level of matching contributions as soon as administratively practicable.

(c) Matching contributions generally will be made at or about the same time as the payroll deductions for the Participant contributions to which they relate.

(d) Notwithstanding any other provisions of the Plan to the contrary, matching contributions shall be allocated to otherwise eligible Participants in accordance with the following provisions:

(i) Participants who otherwise are entitled to matching contributions under this Plan shall have such contributions made to a matching account under the Plan.

(ii) Tyson retains the discretion to suspend for any specific or indefinite periods of time the making of matching contributions hereunder to otherwise eligible Participants as may from time to time be determined to be in the best interests of Tyson by its Board of Directors (or any committee thereof). Any such suspension of matching contributions may be applied to all eligible Participants or to one or more identifiable classes of employees and may be implemented at any time. Participants affected by any such suspension shall be notified of the implementation, and lifting, of the suspension, in each case as soon as administratively practicable. Any affected Participant shall not be entitled to matching contributions for the Pay Periods (or other periods of time) during which the suspension is effective, as determined by the Board of Directors of Tyson (or any committee thereof).

4.2 Employer Discretionary Non-matching Contributions. In addition to Employer matching contributions made pursuant to Section 4.1, Tyson, in the sole discretion of its Board of Directors, or any other Employer may from time to time make non-matching contributions of cash or shares of Stock to the Plan for allocation to certain Participants in the Plan or to certain other Eligible Employees who are not enrolled in the Plan. Such contributed shares shall be held for the account of the Participant (or combined with any existing account of the Participant) and administered pursuant to all provisions of the Plan. If directed by the Plan Administrator, the Committee shall cause shares of Stock purchased with such discretionary contributions to bear appropriate legends referring to the terms, conditions and restrictions, if any, applicable to such contributions or necessary to permit the Employer to comply with all applicable securities laws. All of such contributed shares at all times shall remain the property of the Participant and shall remain subject to any legal or contractual restrictions to which the shares may have been subject at the time of the contribution

ARTICLE V

Administration of the Plan

5.1 Administrative Committee. To carry out the purposes of the Plan, the Plan Administrator exercises its authority through the Committee, which shall consist of not less than three members who may be officers and/or directors of Tyson. The Plan Administrator may remove members from or add members to the Committee at any time, within its discretion, and may fill vacancies on the Committee. An individual member of the Committee may not participate in any decision exclusively affecting his own participation in the Plan. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan, the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Participants. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received for any such consultant or agent. Expenses incurred by the Plan Administrator or the Committee in the engagement of such counsel, consultant or agent shall be paid by Tyson. No member or former member of the Committee or of the Board of Directors of Tyson shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted hereunder. The Committee, in its sole discretion, may delegate all or any portion of its duties hereunder to other individuals or entities.

5.2 Employer Contributions of Cash and Dividends. Each Employer shall remit the funds deducted from payrolls under this Plan, plus any Employer contributions of cash and dividends received on Stock held by the Plan, to the brokerage firm or firms designated by the Committee.

5.3 Investment in Tyson Stock.

(a) As soon as practicable after receipt of funds remitted under the Plan, the Committee or its designated representative shall purchase, on behalf of Participants, shares of Stock either directly from Tyson or in the open market at Prevailing Market Prices. The Committee shall purchase the maximum number of shares purchasable with such funds. Such shares shall be purchased on an aggregate basis rather than on a per Participant basis. The number of shares to be purchased is to be determined by the aggregate amount of funds available to buy a whole share or multiple thereof.

(b) The shares of Stock to be sold to Participants under the Plan shall not exceed Fifty Million (50,000,000) shares, subject to adjustment as provided in Article VIII. If the total number of shares of Stock to be purchased for any payroll period exceeds the number of shares of Stock then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

(c) While no fractional shares will be acquired or distributed under the Plan under any circumstance, a Participant’s interest in the Plan will be accounted for to include, and will reflect, the factional share, if any, which could have been acquired with the funds allocable to him if fractional shares were purchased.

5.4 No Interest to be Paid. No interest shall be credited to Plan accounts for any reason.

5.5 Dividends to be Used to Purchase Additional Shares. All cash dividends received with respect to shares of Stock registered in the name of the brokerage firm shall be used by it to purchase additional shares for Participants in proportion to their specified interest in the shares upon which the dividends were paid. Stock dividends, warrants and rights of any kind received with respect to such shares shall be held and distributed in the manner provided in Sections 3.8 or 6.2, herein, as applicable; provided, however, that the Committee, in its sole discretion, may elect to pay dividends received which are attributable to Stock allocable to Participants who have withdrawn from the Plan (pursuant to Section 3.4 above) directly to such Participants on an annual basis.

5.6 Not Transferable. Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s rights to acquire shares of Stock or his undivided interest in the shares of Stock registered in the name of the broker may be assigned, sold, pledged, or alienated except by testate or intestate succession, and any attempt to do so shall be void. In addition, such credits, rights and undivided interests may not be encumbered by lien or security interest of any kind and shall not be liable for the debts of a Participant or subject to attachment, or to any judgment rendered against the Participant or to the process of any court in aid or execution of any judgment so rendered.

5.7 Voting Rights. Unless the Committee determines otherwise from time to time, Participants shall have the power to vote all shares held in the name of the broker in any and all matters which shall be the subject of a vote by the shareholders.

5.8 Costs of the Plan. The costs of maintaining records and executing transfers under the Plan shall be paid by Tyson or allocated to and paid by Participating Affiliates, as the Board of Directors of Tyson may direct.

5.9 Brokerage Costs. Brokerage expenses incurred in the purchase of shares shall be included as part of the cost of shares of Stock to Participants.

5.10 Indemnification. Neither Tyson, the Committee and its delegates, nor any broker through whom purchase orders are executed pursuant to this Plan shall have any responsibility or liability for any action or determination in good faith including, without limiting the generality of the foregoing, any action with respect to price, time, quantity or other conditions and circumstances of the purchase of shares of Stock under the terms of the Plan. Tyson shall indemnify and hold harmless any officer, employee, agent, delegee or representative who incurs damage or loss, including the expense of defense thereof, in connection with the performance of the duties specified herein.

ARTICLE VI

Reports and Delivery of Share Certificates

6.1 Quarterly Reports. The Committee shall make quarterly reports to each Participant, specifying the status of his interest in the Plan through the last day of each calendar quarter.

6.2 Delivery of Share Certificates.

All shares of Stock purchased under the Plan from contributions made by Participants, contributions made by an Employer or dividends received by the Plan, will be issued to Participants pursuant to the following rules:

(a) [Reserved.]

(b) Only upon receipt by the Committee of a request from the Participant setting forth the amount of shares requested to be issued.

(c) Distributions of Stock will be limited to twice monthly and will be made as soon as administratively feasible following the date the request was made.

(d) Distributions of Stock purchased from contributions made by Participants may not exceed the amount of such Stock set forth on their last quarterly statement.

(e) Distributions of Stock purchased from Employer contributions may not exceed the amount of such Stock set forth on their last report from the immediately preceding calendar year.

(f) Distributions of dividends shall be available on the same basis as the contributions to which they relate, except to the extent the Plan Administrator determines otherwise.

(g) The order in which shares of Stock are withdrawn from a Participant’s accounts shall be determined pursuant to rules and regulations to be adopted by the Committee.

ARTICLE VII

Amendment and Termination of the Plan

The Board of Directors of Tyson or its delegate may, at any time and in its discretion, alter, amend, suspend or terminate the Plan or any part thereof. The cash balances and shares of Stock credited to Participants’ accounts shall be delivered to Participants as soon as administratively practicable after the Plan’s termination, except to the extent the Board of Directors of Tyson expressly determines otherwise. Notice of any material amendment, suspension or termination of the Plan, in whole or in part, shall be given to each Participant as soon as practicable after such action is taken.

ARTICLE VIII

Adjustments Upon Changes in Stock

The number of shares of Stock reserved for issuance under the Plan pursuant to Section 5.3(b) shall be proportionately adjusted for any nonreciprocal transaction between Tyson and the holders of Stock that causes the share value of the shares of Stock to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend. No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Committee under this paragraph shall be conclusive.

In the event of (1) a dissolution or liquidation of Tyson, (2) a merger or a consolidation in which Tyson is not the surviving corporation, or a reverse merger in which Tyson is the surviving corporation but the shares of Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise, or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of Tyson entitled to vote are exchanged, the Plan shall terminate, unless another corporation assumes the responsibility of continuing the operation of the Plan or the Plan Administrator determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Plan Administrator elects to terminate the Plan, the Committee shall send to each Participant a stock certificate representing the number of whole shares of Stock to which the Participant is entitled. In addition, the Committee shall send checks drawn on the Plan’s account to each Participant in an amount equal to the sum of the uninvested funds held to the credit of each Participant in the manner provided in Section 3.8 above.

Any issue by Tyson of any class of preferred stock, or securities convertible into shares of common stock or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares of Stock subject to any grant except as specifically provided otherwise in this Article VIII.

The grant of any right to a person pursuant to the Plan shall not affect in any way the right or power of Tyson to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

ARTICLE IX

Miscellaneous Provisions

9.1 No Contract of Employment Intended. The granting of any right to a person pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of Tyson or any Affiliate to employ such person for any specified period.

9.2 Information Available. If required by law, the offered shares of Tyson shall be registered under the Securities Act of 1933 on Form S-8, or such other form as shall be specified by the Securities and Exchange Commission, and Tyson shall deliver to each Participant a copy of the prospectus or such other information as may be required from time to time as required.

9.3 Securities Laws Restrictions. The Plan Administrator reserves the right to place an appropriate legend on any certificate representing shares of Stock issuable under the Plan with any such legend reflecting restrictions on the transfer of the shares as may be necessary to assure the availability of any applicable exemptions under federal and state securities laws to which Tyson or the Plan Administrator deem appropriate.

9.4 Waiver. No liability whatever shall attach to or be incurred by Tyson or any Affiliates, or by any of their past, present or future shareholders, officers, employees or directors, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, Tyson or any Affiliate, or any such shareholder, officer, employee or director, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by each Participant as a part of the consideration for any benefits provided by an Employer under this Plan.

9.5 Notices. All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Benefits Department c/o Tyson Foods, Inc., 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999 or at such other location as may be expressly designated by the Plan Administrator for the receipt of one or more categories of Plan communications.

9.6 Severability. Each of the Sections included in the Plan is separate, distinct and severable from the other and remaining Sections of the Plan, and the invalidity or unenforceability of any Section shall not affect the validity and enforceability of any other Section or Sections of the Plan. Further, if any Section of this Plan is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such Section and any applicable law or public policy, such Section shall be valid and enforceable to the extent such Section is consistent with such law or public policy.

9.7 Governing Law. The construction, validity and operation of this Plan shall be governed by the laws of the State of Delaware.

9.8 Rules of Construction. Throughout this Plan, the masculine includes the feminine, and the singular includes the plural, and vice versa, where applicable.

9.9 Plan Year. The Plan’s plan year and the fiscal year shall end on December 31 of each year.

9.10 Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of a beneficiary may be changed by the Participant at any time in writing delivered to his Employer.

9.11 Lost Participants. In the event the Committee or its designee, after reasonable inquiry, determines that it is unable to locate a Participant or beneficiary whose account is otherwise payable, the Committee (or such designee) may direct that such account shall be removed from the Plan’s active records; provided, however, that the Participant’s account shall be reinstated as an active account if and in the event the Participant or beneficiary thereafter shall make a valid claim therefor upon presentation of proper identification. Notwithstanding the foregoing, if, upon the expiration of any applicable dormancy period, the whereabouts of a Participant or beneficiary remains unknown because of a failure to keep the Plan Administrator apprised of his or her current mailing address in accordance with Section 3.8, the Plan Administrator may turn over the property attributable to any such Participant’s account to the unclaimed property unit of the state of the Participant’s (or beneficiary’s) last known mailing address pursuant to that state’s escheat laws. In such event, if a Participant (or beneficiary) subsequently makes himself or herself known to the Plan Administrator or the Committee, the sole recourse of such Participant (or beneficiary) shall be against the state to whom the property was distributed and there shall be no reinstatement of the Participant’s account under the Plan.

IN WITNESS WHEREOF, Tyson has caused this indenture to be made as of the     day of                     , 2013.

TYSON FOODS, INC.

By:
Title:

ATTEST:

Title:

[CORPORATE SEAL]

Tyson

Tyson Foods, Inc.

2200 DON TYSON PARKWAY

SPRINGDALE, AR 72762-6999

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, January 31, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the company’s costs for mailing proxy materials, you may receive all future proxy statements, proxy cards and annual reports via e-mail or the Internet. To sign up, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote until 11:59 P.M. Eastern Time, January 31, 2013. Have your proxy card in hand when you call, and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50956-P31647

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TYSON FOODS, INC.

The Board of Directors recommends that you vote FOR

items 1, 2, 3 and 4:

1. Election of Directors

For Against Abstain

Nominees:

1a) John Tyson

1b) Kathleen M. Bader

1c) Gaurdie E. Banister Jr.

1d) Jim Kever

1e) Kevin M. McNamara

1f) Brad T. Sauer

1g) Robert Thurber

1h) Barbara A. Tyson

1i) Albert C. Zapanta

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

For Against Abstain

2. To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan.

3. To approve the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan.

4. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2013.

The Board of Directors does not have a recommendation for voting on item 5:

5. To consider and act upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Tyson

Tyson Foods, Inc.

The Annual Meeting of Shareholders will consist of a business meeting and brief reports from Company executives and will last approximately 30 minutes. The Annual Meeting of Shareholders will be webcast live and a replay will be available at http://ir.tyson.com. To attend in person at the Holiday Inn Northwest Arkansas Convention Center in Springdale, Arkansas, please contact Tyson Foods Investor Relations for tickets via email at ir@tyson.com or by telephone at 479-290-4524. A ticket is required for entry to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M50957-P31647

PROXY

TYSON FOODS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

FEBRUARY 1, 2013

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) John Tyson and Jim Kever, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the Annual Meeting of Shareholders to be held at the Holiday Inn, Northwest Arkansas Convention Center, 1500 South 48th St., Springdale, Arkansas, on February 1, 2013, at 10:00 a.m. Central Time, and at any adjournments or postponements thereof, for the transaction of the business listed on the reverse side.

IMPORTANT—PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side